UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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NEOPHARM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders:

On behalf of the Board of Directors, I invite you to attend the Annual Meeting of Stockholders of NeoPharm, Inc. to be held on June 19, 2006, at 1:00 p.m. local time, at the Lake Forest Graduate School of Management, 1905 West Field Court, Lake Forest, Illinois.

In the materials accompanying this letter, you will find a Notice of the Meeting, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Annual Meeting, and a Proxy Card. The Proxy Statement includes general information regarding NeoPharm as well as additional information relating to the specific proposals to be presented at the Annual Meeting. Also enclosed with the proxy materials is a copy of NeoPharm’s Annual Report to Stockholders.

The formal business to be conducted at the Annual Meeting is described in the Notice of Meeting that follows this letter. In addition, at the Annual Meeting management will review the Company’s progress in 2005, discuss expectations for the future and be available to answer your questions both during and after the Annual Meeting.

Your vote on the matters that are to come before the Annual Meeting is important. I urge all stockholders to execute and return their proxies promptly. Returning your proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

Guillermo A. Herrera
Chief Executive Officer and President

May 1, 2006

NeoPharm, Inc.
1850 Lakeside Drive
Waukegan, Illinois 60085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoPharm, Inc., a Delaware corporation, will be held at the Lake Forest Graduate School of Management, located at 1905 West Field Court, Lake Forest, Illinois on June 19, 2006, at 1:00 p.m., local time, for the following purposes:

1.                To elect eight directors to serve until the 2007 Annual Meeting of Stockholders.

2.                To approve adoption of the NeoPharm, Inc. 2006 Employee Stock Purchase Plan.

3.                To approve adoption of the NeoPharm, Inc. 2006 Equity Incentive Plan.

4.                To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

5.                To transact such other business as may properly come before the meeting.

Only stockholders of record on April 28, 2006 will be entitled to notice of and to vote at the Annual Meeting.

To assure that your interests will be represented, whether or not you plan to attend the Annual Meeting, you are urged to sign and date the enclosed proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States. The enclosed proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

LAWRENCE A. KENYON
Secretary

Waukegan, Illinois
May 1, 2006

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NeoPharm, Inc., a Delaware corporation (the “Company”), to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Lake Forest Graduate School of Management, located at 1905 West Field Court, Lake Forest, Illinois on June 19, 2006 at 1:00 p.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed form of proxy were first sent or given to stockholders on or about May 1, 2006.

Who Can Vote At The Annual Meeting?

Only stockholders of record at the close of business on April 28, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the Record Date, there were 27,783,001 shares of the Company’s common stock, par value $.0002145 per share (“Common Stock”), outstanding.

What Constitutes a Quorum for the Meeting?

The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes Do I Get To Cast?

In the election of directors, each stockholder is entitled to cast one vote for each director to be elected for each share of stock held; cumulative voting is not permitted. For all matters except the election of directors, each stockholder is entitled to cast one vote for each share of stock held.

What Is The Vote Needed For Approval Of The Various Matter?

Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock at a meeting at which a quorum is present. In all matters other than the election of directors, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the adoption of such matters.

How Are Abstentions And Non-Votes Counted?

Assuming the presence of a quorum at the Annual Meeting, each proposal will be voted on separately. With respect to the election of directors, which requires the affirmative vote of a plurality of the shares present in person or represented by proxy, abstentions and non-votes will have no effect. With respect to all other matters to be voted on, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required. Abstentions will have the same effect as votes against such proposals, while broker non-votes will have no effect on the result of the vote on such matters.

Can I Revoke My Proxy?

A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later dated proxy or by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the instructions made.

What Happens If No Voting Instructions Are Given?

If no instructions are provided with respect to any matter, such shares will be voted:  FOR Proposal 1 (election of directors), FOR Proposal 2 (approval of the NeoPharm, Inc. 2006 Employee Stock Purchase Plan), FOR Proposal 3 (approval of the NeoPharm, Inc. 2006 Equity Incentive Plan), and FOR Proposal 4 (ratification of the independent registered public accounting firm), as proposed in this Proxy Statement.

Are Any Other Matters Being Presented At The Meeting?

The Board of Directors does not plan on presenting any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxy in accordance with their best judgment.

Who Pays For Soliciting Proxies?

The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone, telecopy or telegram. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy materials to principals.

PROPOSAL ONE

ELECTION OF DIRECTORS

Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director will hold office until the 2007 Annual Meeting of Stockholders and until his successor has been elected and qualified. The Board believes that all of the present nominees will be available for election at the Annual Meeting and will serve if elected. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select.

There follows information as to each nominee for election as a director at the Annual Meeting, including his age, present principal occupation, other business experience, directorships of other companies and period of service as a director of the Company.

The persons named in the accompanying form of proxy will vote FOR the election of the nominees unless stockholders specify otherwise in their proxies.

Nominees for Director.   The following information has been provided by the respective nominees for election to the Board of Directors.

Name	Age	Principal Occupation
Guillermo A. Herrera	53

Mr. Herrera joined the Company in October 2005 as President, Chief Executive Officer and a Director. Prior to joining NeoPharm, Mr. Herrera had served as a Partner and Principal in charge of the private equity division for Rosetta Partners LLC, a privately held equity hedge fund focused on biotech from 2004 to October 2005. Prior to his service with Rosetta, Mr. Herrera spent 24 years at Abbott Laboratories, most recently serving as Senior Vice President, International Operations and President of Abbott International. Mr. Herrera received his MBA from the Kellogg Graduate School of Management at Northwestern University and his B.A. in Industrial Economics from the Universidad del Valle, Colombia. Mr. Herrera serves on the Board of the Lake Forest Graduate School of Management and the Board of ConjuGon, a privately held biotechnology company.

Frank C. Becker	70

Mr. Becker joined the Board in November 2004, and has served as Chairman of the Board since June 2005. Mr. Becker is currently the President and a partner at Greenfield Chemical, a pharmaceutical consulting and sourcing company, which he founded in January 1998. From 1999 to 2002, Mr. Becker served as President and Chief Operating Officer of Sicor Pharmaceuticals, a maker of injectable pharmaceuticals. Mr. Becker is a partner in Southport Marina Development LLC, a firm operating Southport Marina in Kenosha, Wisconsin. Prior to the foregoing relationships, Mr. Becker spent over 35 years at Abbott Laboratories, most recently as Vice President of Process Research and Chemical Manufacturing. Mr. Becker received his MBA in Finance from the University of Chicago and a B.S. degree in chemical engineering from Purdue University.

Ronald G. Eidell	62

Mr. Eidell joined the Board in November 2004. He served as interim President and CEO of the Company from March 2005 through October 2005. In April 2006, Mr. Eidell was appointed Senior Vice President-Finance for Bally Total Fitness Holding Corp., an operator of health and recreation clubs. Mr. Eidell has been a partner with Tatum LLC, a national professional services firm, since October 2004. Prior to that he served as the Chief Financial Officer of each of Esoterix, Inc., a provider of medical testing services, from 2001-2003, NovaMed, Inc., a healthcare provider, from 1998-2001, and Metromail Corporation, a provider of information services, from 1996-1998. His professional experience includes 10 years in public accounting with Arthur Andersen and 13 years with R.R. Donnelley where he served as General Auditor, Corporate Controller and Senior Vice President of Finance and Treasurer. Mr. Eidell received his MBA from the University of Chicago, and has a B.S. degree in business administration from Drexel University, Philadelphia, Pennsylvania, where he now serves on the Dean’s Advisory Council to the University’s LeBow College of Business.

Bernard A. Fox, Ph.D.	52

Dr. Fox joined the Board in November 2004. Dr. Fox has been Chief of the Laboratory of Molecular and Tumor Immunology at the Earle Chiles Research Institute at the Providence Portland Medical Center in Portland, Oregon and also Associate Professor in the Departments of Molecular Microbiology and Immunology and Environmental & Biomolecular Systems at Oregon Health and Science University School of Medicine in Portland, Oregon since 1994. Dr. Fox received his post-doctoral training as a Staff Fellow in the Surgery Branch, Division of Cancer Treatment, Clinical Oncology Program at the National Cancer Institute at the National Institutes of Health in Bethesda, Maryland from 1985 to 1987 and was a Senior Staff Fellow there from 1987 to 1990. Dr. Fox is also Treasurer of The International Society for the Biological Therapy of Cancer and is a member of the scientific advisory board of the Biological Development Association (Europe).

Paul E. Freiman	71

Mr. Freiman joined the Board in November 2004. Mr. Freiman is currently the President, Chief Executive Officer and a director of Neurobiological Technologies, Inc., a biotechnology company, a post he has held since May 1997. Mr. Freiman served as Chairman and Chief Executive Officer of Syntex Corporation, a pharmaceutical company, from 1990-1995. Mr. Freiman currently serves as Chairman of the Board of SciGen Pte. Ltd., and serves on the boards of Penwest Pharmaceutical Co., a pharmaceutical company, Calypte Biomedical Corporation, a developer of in vitro testing solutions, and Otsuka America Pharmaceuticals Inc., a pharmaceutical company. Mr. Freiman has been chairman of the Pharmaceutical Manufacturers Association of America (PhRMA) and has also chaired a number of key PhRMA committees. Mr. Freiman holds a B.S. degree in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

Erick E. Hanson	59

Mr. Hanson joined the Company as a Director in 1997. Mr. Hanson currently serves as Vice President of Express Scripts, a publicly-traded pharmaceutical company, a position he had held since October 2005, when Express Scripts acquired his prior employer, Integrity Healthcare, where he had been Executive Vice President since 2004, and prior to that Senior Vice President of Priority Healthcare from 1999 until its acquisition in 2004 by Integrity Healthcare. From 1995 to 1998, Mr. Hanson served as President and CEO of Option Care, Inc., a provider of home health care services. Prior to joining Option Care, Mr. Hanson held a variety of executive positions with Caremark, Inc. including Vice President Sales and Marketing. Mr. Hanson served as President and Chief Operating Officer of Clinical Partners Inc. in Boston, MA from 1989 to 1991. Prior to 1989, Mr. Hanson was employed for over 20 years at Anthem, Inc.

John N. Kapoor, Ph.D.	62

Dr. Kapoor has been a Director of the Company since its formation in 1990. Dr. Kapoor is the sole shareholder and President of E.J. Financial Enterprises, Inc., a health care consulting and investment company. In addition, Dr. Kapoor serves as a director and Chairman of each of Option Care, Inc., a provider of home health care services, First Horizon Pharmaceutical Corporation, a distributor of pharmaceuticals, Akorn, Inc., a manufacturer, distributor and marketer of generic ophthalmic products and of Introgen Therapeutics, Inc., a gene therapy company. Dr. Kapoor also serves as a director of Duska Therapeutics, Inc., a biopharmaceutical company. Dr. Kapoor received a Ph.D. in medicinal chemistry from the State University of New York and a B.S. in pharmacy from Bombay University.

Kaveh T. Safavi, M.D., J.D.	45

Dr. Safavi joined the Company as a Director in 2000. Dr. Safavi is currently Senior Vice President and Chief Medical Officer of Solucient, LLC, a healthcare information and business intelligence company. From 2000 until 2002, Dr. Safavi served as Vice President of Business and Strategic Development for Alexian Brothers of Illinois, Inc., a multi-hospital health system in metropolitan Chicago, Illinois. Prior to that, Dr. Safavi served as Vice President, Medical Affairs for UnitedHealthcare of Illinois, Inc., a large managed care organization, from 1996 to 1999 and served as President of Health Springs Medical Group of Illinois, a primary care group practice and physician practice management company, from 1993 to 1995. Dr. Safavi currently serves as a director at Alexian Brothers Medical Center, a not-for-profit hospital.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

Board of Directors and its Committees

The following table provides information regarding the membership of and number of meetings during 2005 of the Company’s Board of Directors and its committees.

Name	Board of Directors		Audit Committee		Compensation Committee		Corporate Governance Committee
Frank C. Becker	X	*	X		X		X
Ronald G. Eidell(1)	X		X
Bernard A. Fox	X				X		X
Paul E. Freiman	X		X		X	*	X
Erick E. Hanson(2)	X		X				X	*
Guillermo A. Herrera(3)	X
John N. Kapoor	X
Kaveh T. Safavi(2)	X		X	*	X		X
Number of 2005 Meetings	13		8		6		4

*                    indicates Chairman

(1)                Mr. Eidell was a member of the Corporate Governance Committee and the Chairman of the Audit Committee from January 1, 2005 until he assumed the position of interim President and CEO of the Company in March 2005, at which time he resigned from all committee positions. Upon the appointment of Mr. Herrera as President and CEO in October 2005, Mr. Eidell stepped down as interim President and CEO and was reappointed to the Audit Committee under an exception available under the rules of the NASD. See “Committee—Audit Committee,” below.

(2)                Mr. Hanson was appointed to the Audit Committee and Dr. Safavi was designated Chairman of the Audit Committee in March 2005 upon Mr. Eidell resigning from the Audit Committee to assume the position of interim President and CEO.

(3)                Upon his appointment as President and CEO in October 2005, Mr. Herrera was also elected to the Board of Directors.

Each Director attended at least 75% of the aggregate of the meetings of the Board and its committees on which he served during 2005. Each of the Directors attended the 2005 Annual Meeting of Stockholders and each is expected to attend the Company’s 2006 Annual Meeting of Stockholders.

NeoPharm Ethics Program.

The Company has adopted a Code of Business Conduct and Ethics for all directors, officers, employees, agents and representatives of the Company and a Code of Conduct Grievance Procedure. Links to these documents, including printable versions, are available on the NeoPharm, Inc. website at www.neopharm.com. The documents are also available in print upon request. Any waivers to the Code of Business Conduct and Ethics will, to the extent required by applicable law or regulation, be disclosed on the Company’s website.

Determinations Regarding Director Independence

With the assistance of legal counsel, the Board of Directors reviewed the applicable legal standards for Board member and Board committee independence, as well as the answers to annual questionnaires completed by each of the directors. On the basis of this review, the Board of Directors has determined that each of the following directors is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”):  Frank C. Becker, Bernard A. Fox, M.D., Paul E. Freiman, Erick E. Hanson, and Kaveh T. Safavi, M.D., J.D.

In this proxy statement these five directors are sometimes referred to individually as an “Independent Director” and collectively as the “Independent Directors.”  The Independent Directors regularly meet without members of management present and Mr. Hanson presides at these meetings.

The Board of Directors has determined that each of the current members of the Compensation Committee and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the NASD. In addition, the Board of Directors has determined that each member of the Audit Committee meets the criteria for independence established by the Securities and Exchange Commission (“SEC”) and that all the members of the Audit Committee are independent directors for NASD purposes, with the exception of Mr. Eidell who has been appointed to the Audit Committee pursuant to an NASD approved exception. See “Committees—Audit Committee,” below.

Committees

The Board of Directors has Audit, Compensation, and Corporate Governance Committees. The principal responsibilities of each of these committees are described generally below, and in detail in their respective Committee Charters, which are each available at www.neopharm.com.

Audit Committee.   The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASD. As more fully described in its Charter, the Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes, including the quarterly reviews and the annual audit of the Company’s financial statements by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee also serves as the Company’s Qualified Legal Compliance Committee for purposes of Section 307 of the Sarbanes-Oxley Act.

During 2005, the Audit Committee held 8 meetings. The Audit Committee currently consists of Messrs. Safavi, Becker, Eidell, Freiman, and Hanson, with Dr. Safavi serving as chairman since Mr. Eidell assumed the position of interim President and CEO in March 2005.

The Board of Directors has determined that each of the current members of the Audit Committee meets the independence criteria prescribed by the rules of the SEC for audit committee membership and, with the exception of Mr. Eidell, is an “independent director” as defined in NASD Rule 4200(a)(15). With respect to Mr. Eidell, the Board has determined that he does not currently qualify as an “independent director” under NASD Rule 4200(a)(15) because of his service to the Company as interim President and CEO from March 2005 through October 2005. Nevertheless, because of Mr. Eidell’s knowledge and experience in accounting and finance, and his prior service as Chairman of the Audit Committee, the Board elected to utilize an exception to NASD Rule 4200(a)(15) that allows one director, though not qualifying as independent under NASD rules, to be a member of the Audit Committee. The Board determined that the circumstances leading to Mr. Eidell’s no longer being NASD independent, i.e. his willingness to provide the Company with much needed guidance and continuity of leadership by assuming the position of President and CEO on an interim basis during the Company’s eight month executive search for a permanent President, were not sufficient to deny the Company and its stockholders the knowledge and breadth of experience that are gained from Mr. Eidell’s presence on the Audit Committee.

Additionally, the Board has determined that Mr. Eidell qualifies as an audit committee financial expert, as defined by the regulations promulgated by the SEC.

Compensation Committee.   The Compensation Committee is responsible for conducting an annual review of the Company’s compensation packages for senior executive officers, including the President and

Chief Executive Officer. In connection therewith, the Compensation Committee reviews and recommends to the Board the annual base salary level and annual cash bonus, and establishes the long-term incentive opportunity for each senior executive officer. The Compensation Committee’s recommendations are reviewed by the Board.

During 2005, the Compensation Committee held 6 meetings. The Compensation Committee currently consists of Messrs. Freiman, Becker, Fox, and Hanson, with Mr. Freiman serving as Chairman. Each of the current members of the Compensation Committee qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”), a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” as such term is defined in NASD Rule 4200(a)(15).

Corporate Governance Committee.   The Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis. Among its specific duties, the Corporate Governance Committee makes recommendations to the Board about the Company’s corporate governance processes, assists in identifying and recruiting candidates for the Board, develops and recommends criteria for director nominee qualifications, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and size of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews and recommends to the Board an overall compensation program for directors and develops and recommends to the Board, and annually reviews, the Company’s Code of Business Conduct and Ethics.

During 2005, the Corporate Governance Committee held 4 meetings. The Corporate Governance Committee currently consists of Messrs. Hanson, Becker, Fox, Freiman and Safavi, with Mr. Hanson serving as Chairman. The Board of Directors has determined that each of the members of the committee meets NASD independence requirements.

Recommending Candidates for Board Membership

The Corporate Governance Committee is responsible for identifying, screening, personally interviewing and recommending director nominee candidates to the Board. The Corporate Governance Committee considers nominees on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that they will be willing to serve on the Board for a sustained period.

The Corporate Governance Committee will consider qualified director candidates who are suggested by stockholders in written submissions addressed to: NeoPharm, Inc., 1850 Lakeside Drive, Waukegan, Illinois 60085; Attention: Corporate Secretary’s Office (fax no. 847-887-9281; email: corporate-secretary@neopharm.com). Any recommendation submitted by a stockholder must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate, a brief explanation of why the stockholder feels the candidate is suitable for election, and a representation that the individual proposed has consented to be nominated for consideration as a director. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates.

In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Amended and Restated Bylaws, including, but not limited to, the Company’s advance notice bylaw provision. Under the advance notice bylaw, in order for the director nomination to be timely, a stockholder’s notice to the Company’s secretary must be delivered to the Company’s principal executive offices not less than 120 days prior to the anniversary of the date the Company’s proxy statement was mailed to stockholders in connection with the previous year’s annual meeting. In the event that the Company sets an annual meeting date that is not within 30 days before or after the anniversary date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the later of 120 days in advance of such annual meeting and the 10th day following the day on which public disclosure of the date of the annual meeting was made.

Nominations, as well as other proposals for the Company’s Annual Meeting of Stockholders to be held in 2007, must be submitted in writing addressed to: Corporate Secretary, NeoPharm, Inc., 1850 Lakeside Drive, Waukegan, Illinois 60085. Nominations must include the name, business and residence address, principal business occupation or employment of the candidate, the class and number of shares of the Company beneficially owned by the candidate, a description of all arrangements or understanding between the nominating stockholder and the nominee pursuant to which the nomination is made and any other information relating to the nominee that is required pursuant to Regulation 14A under the Exchange Act. Nominations for the 2007 Annual Meeting of Stockholders (assuming the meeting is within 30 days of June 19, 2007) must be received by the Corporate Secretary no later than January 1, 2007.

Compensation of Directors

Under the Board Compensation Plan approved for the 2005-2006 Board term, compensation is paid to non-employee directors as follows:

Board Membership.   A restricted stock grant having a value of $50,000 is awarded upon each non-employee Director’s election to the Board of Directors at the Annual Meeting. The shares of Restricted Stock do not vest until one year after the date of grant. Non-employee directors elected during the year to fill vacancies receive pro-rata grants.

Board Chairman.   In addition to the restricted stock grant for Board membership, the individual serving as Chairman of the Board receives an additional restricted stock grant with a value at the time of grant of $20,000. Again the shares are subject to one year vesting. In addition, if the individual serving as the Chairman of the Board is not also serving as the Chairman of the Corporate Governance Committee, the individual will receive a cash payment of $20,000 per year (payable in four installments of $5,000 per quarter). If the individual serves as both the Chairman of the Board and Chairman of the Corporate Governance Committee, the individual would receive the additional cash compensation paid for service as the Chairman of the Corporate Governance Committee in lieu of the additional cash consideration payable to the Chairman of the Board.

Corporate Governance Committee Members.   Directors serving as members of the Corporate Governance Committee receive cash compensation of $20,000 per year (payable in four installments of $5,000 per quarter). The individual serving as the Chairman of the Corporate Governance Committee receives cash compensation of $60,000 per year (payable in four installments of $15,000 per quarter).

Audit Committee Members.   Directors serving as members of the Audit Committee receive cash compensation of $20,000 per year (payable in four installments of $5,000 per quarter). The individual serving as Chairman of the Audit Committee receives cash compensation of $40,000 per year (payable in four installments of $10,000 per quarter).

Compensation Committee Members.   Directors serving as members of the Compensation Committee receive cash compensation of $8,000 (payable in four installments of $2,000 per quarter). The individual serving as Chairman of the Compensation Committee will receive annual cash compensation of $20,000 (payable in four installments of $5,000 per quarter).

Other Relationships

On March 8, 2005, Mr. Eidell, a director of the Company, agreed to serve as the interim President and CEO of the Company, a position which he held until October 28, 2005, when Mr. Herrera was appointed the Company’s President and CEO. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for additional information.

Shareholder Communications

Shareholders may communicate directly with the Board of Directors, any of its committees or any individual director by mailing correspondence (addressed to the attention of the Board, an individual director or a committee, as appropriate), to:

NeoPharm, Inc.
1850 Lakeside Drive
Waukegan, Illinois  60085
USA
Attn:  (name of addressee)

REPORT OF THE COMPENSATION COMMITTEE

Philosophy and Objectives.   The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which consists of directors Freiman, Becker, Fox, and Hanson. Mr. Freiman serves as Chairman of the Committee. Under its charter, the Compensation Committee is charged with reviewing, analyzing and making recommendations to the full Board regarding the compensation of the Company’s executive officers, evaluating the performance of the Chief Executive Officer (“CEO”) and approving and making recommendations to the full Board on the grant of stock options under the Company’s Equity Incentive Plans.

The Compensation Committee believes that the goal of the compensation program for the Company’s executive officers should be to align executive compensation with the Company’s business objectives and performance in a manner which emphasizes increasing value for stockholders and allows the Company to reward those executive officers who contribute to the Company’s long-term success. Based upon this objective, the Compensation Committee’s incentive compensation program is designed to pay base salaries to executives at levels that enable the Company to attract, motivate and retain capable executives. In addition, the Compensation Committee may recommend annual cash bonuses, as well as stock option grants, as a component of compensation and/or as a reward for performance based upon:

•       individual performance;

•       the Company’s operating and financial results and departmental goals;

•       the actions of the Company’s peer group; and

•       other performance measures.

Stock option grants, which are made at the fair market value of the Common Stock on the grant date, are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

Components of Compensation.   There are three major elements of executive officer compensation:

•       base salary;

•       annual cash bonus awards; and

•       equity-based incentive awards in the form of stock option grants.

Executive officers also receive other standard benefits, including medical, disability and life insurance and an automobile allowance.

The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee are the recommendations of the Company’s CEO with respect to the compensation of other key executive officers and the self evaluations which are prepared by each executive officer.

In making compensation decisions, the Compensation Committee considers compensation practices and the financial performance of the Company and its peer group. The peer group is comprised of drug delivery and biotech companies that are among those entities which participate in an annual biotechnological survey conducted by Radford Associates in conjunction with Aon Consulting Group (the “Radford Survey”). The Radford Survey utilized in 2005 included public and private companies considered to be similar to the Company or to be its competitors. Specific compensation for individual officers will vary from these peer levels as a result of subjective factors considered by the Compensation Committee unrelated to compensation practices of comparable companies.

The Compensation Committee uses this information as a guide, and in general does not target total executive compensation or any component thereof to any particular point within, or outside, the range of peer group results.

Base Salary.   Each Company executive receives a base salary. The Company targets base pay at the level believed necessary to attract and retain capable executives. In determining salaries, the Compensation Committee also takes into account, among other factors, individual experience and performance and specific needs particular to the Company. In 2005, the Company had just completed a reduction in force which was a result of the Company’s decision to make significant reductions in the Company’s cash burn rate. In light of this overriding goal, the Committee elected not to give any merit increases to the executive officers; however, Mr. Kenyon, the Company’s CFO, was given a salary increase of approximately 25% in recognition of the multiple roles he was performing for the Company.

Bonus.   In addition to base salary, executive officers are eligible to receive an annual cash bonus. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and Company performance, as well as a comparison to comparable positions among peer group companies. For 2005, the Compensation Committee established a target bonus for each executive and tied the payment of a portion of such bonus to the Company’s attainment of cash burn reduction targets and each individual officer’s contribution to that reduction. Upon the Committee’s determining that such targets had been attained, and after evaluating each officer’s contributions to the attainment of such target, the Committee determined the bonus that would be paid to each of the executive officers. For 2005, the cash bonus provided to each of the Company’s executive officers, as a percentage of base salary, was approximately 25%.

Stock Options.   The Compensation Committee believes that it is important for executives to have an equity stake in the Company, and, toward this end, from time to time approves stock options grants for key executives. Stock options represent a valuable portion of the compensation program for the Company’s executive officers. The exercise price of stock options is the fair market value of the shares on the date of the grant and generally only provide a benefit if the value of the shares increases. In recommending option awards, the Compensation Committee reviews the needs of the Company in obtaining or retaining a particular individual’s services, the recommendations of the CEO, the awards granted to other executives within the Company and the individual officers’ specific role and contribution to the Company. In 2005, the executive officers, as a group, exclusive of the CEO, were granted options for an aggregate of 107,600 shares.

Chief Executive Officer Compensation.

Mr. Herrera was hired in October 2005 as President and CEO. In negotiating the terms of Mr. Herrera’s employment, the Compensation Committee utilized the services of the executive recruiting firm of SpencerStuart, as well as peer group information contained in the Radford Survey. Under his employment agreement, Mr. Herrera receives a base salary of $425,000, which was more than the salary then being paid to his predecessor, Mr. Gregory Young, or to Mr. Ronald Eidell for his service as interim President and CEO. The Company also agreed to pay Mr. Herrera a sign-on bonus of $200,000, upon execution of his Employment Agreement, which Mr. Herrera elected to take in the form of 22,075 shares of the Company’s Common Stock. Mr. Herrera was also awarded stock options for 500,000 shares, at a price equal to 100% of the stock price on the date of grant, which options vest equally over four years assuming he remains with the Company. As reflected in the Executive Compensation Table which follows this Report, during 2005 Mr. Herrera received $74,103 in base salary. In accordance with the terms of his employment agreement, the Compensation Committee had discretion to issue Mr. Herrera a bonus, which the Committee did in January 2006 when it awarded Mr. Herrera a bonus of $50,000 in recognition for his contributions to the Company in 2005.

Mr. Gregory Young, who served as President and CEO from January 1, 2005 to March 8, 2005, received $75,216 in base salary in 2005. Under the terms of his employment agreement with the Company, Mr. Young was scheduled to receive $325,000 in base salary for 2005 and would have been eligible to receive a bonus which would have been based on his achievement of various performance goals. Additional information on payments and benefits received by Mr. Young after his resignation is contained under the heading “EXECUTIVE COMPENSATION—Employment and Other Agreements.”

Finally, Mr. Ronald Eidell served as interim President and CEO of the Company during the search for a permanent President and CEO from March 2005 to October 2005. Under the employment agreement entered into with Mr. Eidell, he agreed to a base salary of $260,000, plus payments of no more than $65,000 to a related entity of which he is a partner, which entity provided consulting services to the Company. Mr. Eidell was also granted options to acquire 80,000 shares of Common Stock at the fair market value of the shares at the date of grant, which options vested upon the Company hiring a permanent President and CEO in October 2005. In October 2005, the Committee exercised its discretion, as permitted by the terms of Mr. Eidell’s employment agreement, to recommend a bonus payment to Mr. Eidell for his contributions in 2005 in the amount of $96,000, with an additional $24,000 being remitted to the related entity in which he is a partner per the Company’s agreement with such entity.

Deductibility of Compensation   Section 162(m) of the U.S. Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four highest paid executive officers, unless certain specific and detailed criteria are satisfied.

Among other factors, the Committee considers the deductibility of compensation paid to the named executive officers. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. Also, in some circumstances, factors other than taxability, such as the ability to recruit and retain officers important to the Company’s growth and development, must be weighed in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Accordingly, while it is the Company’s general intention that the remuneration paid to its employees covered by Section 162(m) not exceed the deductibility limitation established by that Section, due to the fact not all compensation paid to covered employees may qualify as performance based compensation, it is possible that the Company’s deduction for remuneration paid to any covered employee during a taxable year could be limited by Section 162(m). In the calendar year ending December 31, 2005, no executive of the Company received non-performance based compensation in excess of $1,000,000.00. The Committee will continue to evaluate the deductibility of all elements of compensation on a going-forward basis in light of the requirements of Section 162(m).

Submitted by the Compensation Committee of the Board of Directors

Paul E. Freiman, Chairman,
Frank C. Becker,
Bernard A. Fox and
Erick E. Hanson

The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating all or any portions of this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Executive Officers.   The following table sets forth certain summary compensation information for the fiscal year ended December 31, 2005, for services rendered by each person who served as chief executive officer of the Company at any time during 2005 and for each executive officer of the Company who received more than $100,000 in salary and bonus in 2005 (the “Named Executive Officers”).

					Long Term
		Annual Compensation			Compensation Awards
			Annual		Restricted
Name and	Fiscal		Compensation	Other Annual	Stock			All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation	Awards($)	Options(#)		Compensation
Gregory P. Young	2005	$ 75,216	$ 141,823	$ 1,380	$ 0	0		$ 135,625 (1)
Chief Executive Officer	2004	153,958	166,823	3,438	0	250,000	(2)	0
and President (1)
Ronald G. Eidell	2005	$ 168,921	$ 96,000	$ 11,700	$ 0	80,000	(4)	$ 0
Chief Executive Officer
and President(3)
Guillermo A. Herrera	2005	$ 74,103	$ 50,000	$ 2,115	$ 200,000	500,000	(6)	$ 0
Chief Executive Officer
and President(5)
Lawrence A. Kenyon	2005	$ 196,853	$ 53,106	$ 3,756	$ 0	43,100	(7)	$ 0
Chief Financial Officer	2004	162,240	41,371	4,163	0	20,000		0
and Secretary	2003	156,000	30,420	4,241	0	0		0
Jeffrey W. Sherman, M.D.	2005	$ 255,530	$ 68,993	$ 3,854	$ 0	29,100	(7)	$ 0
Chief Medical Officer and	2004	255,530	64,999	4,036	0	30,000		0
Executive Vice President	2003	245,700	47,631	5,760	0	23,000		0
Imran Ahmad, Ph.D.	2005	$ 214,000	$ 57,780	$ 3,701	$ 0	35,400	(7)	$ 0
Chief Scientific Officer and	2004	214,000	54,570	4,438	0	30,000		0
Executive Vice President	2003	187,200	66,160	4,383	0	0		0

(1)                Mr. Young joined the Company as President and CEO July 12, 2004 and resigned as President and CEO March 8, 2005. The Other Compensation paid to Mr. Young in 2005 includes the amount paid to him pursuant to his severance agreement with the Company.

(2)                The stock options became exercisable for 62,500 of the covered shares on July 12, 2005. The remainder of the options have cancelled.

(3)                Mr. Eidell served as interim President and CEO from March 8, 2005 to October 28, 2005.

(4)                The stock options vested in October 2005 upon the Company’s hiring of a new President and CEO.

(5)                Mr. Herrera was appointed President and CEO on October 28, 2005.

(6)                The stock options become exercisable for 25% of the covered shares on October 28, 2006 and with respect to an additional 25% on each anniversary of such date.

(7)     The stock options become exercisable for 25% of the covered shares on April 28, 2006 and with respect to an additional 25% on each anniversary of such date.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase shares of Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 2005.

Individual Grants

	Granted	% of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
Name	Options(#)	in Fiscal Year	Per Share	Date	5%	10%
Gregory P. Young	0	0%	$ 0	N/A	$ 0	$ 0
Ronald G. Eidell	80,000	8.1	7.95	3/10/2015	399,977	1,013,620
Guillermo A. Herrera	500,000	50.9	9.06	10/28/2015	2,848,893	7,219,653
Lawrence A. Kenyon	43,100	4.4	7.95	4/28/2015	215,488	546,088
Jeffrey W. Sherman	29,100	3.0	7.95	4/28/2015	145,492	368,704
Imran Ahmad	35,400	3.6	7.95	4/28/2015	176,990	448,527

Aggregated Option Exercises in Last Fiscal
Year, and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 2005, and the value at December 31, 2005, of unexercised stock options held by the Named Executive Officers:

Individual Grants

Name	Shares Acquired on Exercise #	Value Realized $	Number of Unexercised Options at Fiscal Year-End Exercisable/Unexercisable #	Value of Unexercised Options In-the-Money at Fiscal Year-End Exercisable/Unexercisable $*
Gregory P. Young	0	$ 0	62,500/0	$181,250/$0
Ronald G. Eidell	0	0	80,000/0	227,200/0
Guillermo A. Herrera	0	0	0/500,000	0/865,000
Lawrence A. Kenyon	0	0	144,200/43,100	0/122,404
Jeffrey W. Sherman	0	0	343,375/29,100	0/82,644
Imran Ahmad	0	0	220,900/35,400	0/100,536

*                   Represents the fair market value at December 31, 2005 of the Common Stock underlying the options minus the exercise price.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2005, with respect to compensation plans under which shares of NeoPharm, Inc.’s Common Stock may be issued.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	3,805,157	$ 12.64	635,023
Equity compensation plans not approved by stockholders	—	—	—
Total	3,805,157	$ 12.64	635,023

1998 Equity Incentive Plan.   The 1998 Equity Incentive Plan (the “1998 Plan”) which was originally approved by stockholders in July 1998, and amended by the stockholders in June 2002, is described in more detail in Note 6 in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Under the terms of the 1998 Plan, outstanding options would automatically vest upon a “Change of Control” as defined in the 1998 Plan. The 1998 Plan, as amended, and as adjusted for a 10% stock dividend in 2001 and a 15% stock dividend in 2003, authorizes the grant of options to the Company’s employees, officers, directors and consultants of up to 4,600,000 shares of the Company’s Common Stock. While, currently, options to purchase 345,323 shares remain available for future grants under the 1998 Plan as of April 28, 2006, if the stockholders of the Company approve adoption of the 2006 Equity Incentive Plan, no additional shares will be granted under the 1998 Plan after the date of such approval.

1995 Stock Option Plan.   The 1995 Stock Option Plan (the “1995 Plan”) was approved by stockholders in January 1995, and was replaced by the 1998 Plan upon approval of that Plan by stockholders in July 1998. Under the terms of the 1995 Plan, the Board of Directors, or a designated committee of the Board, as the administrator of the 1995 Plan, has the discretion to allow unvested and vested options to be exercisable upon a merger or sale of the Company’s assets. The 1995 Plan authorized the grant of options to the Company’s employees, officers, directors and consultants of up to 1,400,000 shares of the Company’s Common Stock. While no shares of the Company’s Common Stock remain available for future grants under the 1995 Plan, options to purchase 319,149 shares remain outstanding under the 1995 Plan.

Employment and Other Agreements

Mr. Gregory P. Young, who resigned as President and CEO on March 8, 2005, had been employed pursuant to an employment agreement (the “Young Employment Agreement”) entered into with the Company as of July 12, 2004. Under the terms of the Young Employment Agreement, Mr. Young was paid an annual base salary of $325,000, with a sign-on bonus of $97,500. Mr. Young’s agreement also provided for the possibility of an annual performance-based milestone bonus payment, a monthly car allowance of $600, and an annual reimbursement of up to $3,000 for the cost of financial and estate planning. Additionally, upon commencing his employment on July 12, 2004, Mr. Young received a stock option grant of 250,000 options with a grant price of 85% of the Company’s closing stock price on July 12, 2004. These options were to vest in four equal annual installments on the anniversary of the option grant date. The Young Employment Agreement also allowed for additional contingent option grants of up to 350,000 options in the future if the Company’s Common Stock reached certain pre-determined closing price levels.

Upon resigning as the Company’s President and CEO, and as a director, the Company entered into a Separation Agreement and Full Release of All Claims (the “Young Separation Agreement”) with Mr. Young. Under the terms of the Young Separation Agreement, Mr. Young was eligible to receive a salary continuance for 12 months based upon his annual base salary at the time of his resignation ($325,000) and Company-paid insurance premiums under the Company’s medical insurance plan. Under the Young Separation Agreement the continuation of his salary and medical insurance premium payments, but not the other provisions of the Separation Agreement, including, but not limited to, the restrictive covenants contained therein, ceased at such time as Mr. Young accepted full-time employment or the first date that Mr. Young provided consulting or other services to certain other competing pharmaceutical or biotechnology organizations, other than a charitable entity. The Company was notified in August 2005 that Mr. Young had accepted a full-time position, with the result that salary and benefit payments to Mr. Young ceased at that time. At the time that payments stopped, the Company had paid Mr. Young a total of $352,664 in base salary, bonus and salary continuance for 2005. Mr. Young continued to serve as an unpaid consultant to the Company until March 11, 2006. During the consulting period, 62,500 of the options previously granted to Mr. Young vested and remain exercisable until June 9, 2006.

On April 25, 2005, the Company and Mr. Ronald G. Eidell, a director of the Company, finalized an employment agreement (the “Eidell Employment Agreement”) under which Mr. Eidell was employed, on an interim basis, as the Company’s President and CEO. Initially, Mr. Eidell served as President and CEO under a Principal Terms of Employment Agreement (“PTA”) executed between the Company and Mr. Eidell on March 10, 2005, which were superceded by the terms of the Eidell Employment Agreement. Under the Eidell Employment Agreement, Mr. Eidell received a base salary of $260,000. Under the PTA, Mr. Eidell had agreed to a base salary of $325,000, subject, however, to the Company entering into a separate agreement with Tatum LLC (“Tatum”), in which Mr. Eidell is a partner, providing for up to 20% of Mr. Eidell’s base salary and bonus, if any, to be remitted to Tatum. Under the terms of an agreement entered into by the Company with Tatum, an annualized amount of $65,000, prorated for the period of Mr. Eidell’s employment by the Company, was to be paid to Tatum. The amount of the payment to Tatum was deducted from the PTA base salary figure of $325,000, resulting in the new base salary of $260,000 for Mr. Eidell under the Eidell Employment Agreement. Additionally, Mr. Eidell was eligible for bonus consideration, of which 20% would be payable to Tatum, and a monthly transportation allowance of $1,500. On March 10, 2005, Mr. Eidell received a stock option grant of 80,000 shares at an exercise price equal to the closing price of the Company’s Common Stock on that date.

Upon the hiring of Mr. Herrera as the permanent President and CEO on October 28, 2005, and in accordance with the provisions of the Eidell Employment Agreement, Mr. Eidell’s employment with the Company terminated. Upon the termination of Mr. Eidell’s employment, the eighty thousand (80,000) stock options previously granted to Mr. Eidell became vested and exercisable pursuant to the original terms of the grant. During calendar year 2005, the Company paid Mr. Eidell a total of $168,921 in base salary. In addition, and again as provided for in the Eidell Employment Agreement, in October 2005 the Board agreed to award Mr. Eidell a one-time lump sum bonus of $96,000 in recognition for his contributions to the Company in 2005. The bonus payment to Mr. Eidell resulted in a payment to Tatum of $24,000 pursuant to the terms of the Company’s agreement with Tatum.

On October 28, 2005, the Company entered into an employment agreement (the “Herrera Employment Agreement”) with Mr. Guillermo A. Herrera in connection with Mr. Herrera’s appointment as President and Chief Executive Officer of the Company. Mr. Herrera was also elected to the Company’s Board of Directors. Under the terms of the Herrera Employment Agreement, Mr. Herrera receives an annual base salary of $425,000 (the “Base Salary”). At the time of his employment, Mr. Herrera was awarded a stock grant of 22,075 shares of the Company’s Common Stock (the “Stock Grant”) under the Company’s 1998 Equity Incentive Plan (the “Plan”), which had a fair market value as of the date of grant of $200,000. The shares included in the Stock Grant became fully vested upon issuance and are non-forfeitable. Additionally, upon commencing his employment, Mr. Herrera was granted an option to acquire 500,000 shares of the Company’s Common Stock at an exercise price of $9.06 per share, which was the closing price of the Company’s Common Stock on the date of grant. Mr. Herrera’s stock option vests in four equal annual installments of 125,000 shares on each of the first four anniversaries of the stock option grant date, assuming he remains with the Company during such period.

Beginning in 2006, Mr. Herrera became eligible to receive an annual bonus of up to 100% of the Base Salary, based on performance criteria established annually by the Compensation Committee in consultation with Mr. Herrera. A discretionary bonus of $50,000 with respect to calendar year 2005 was awarded by the Board upon a recommendation from the Compensation Committee. Additional benefits under the Employment Agreement include a monthly car allowance of $1,000, four (4) weeks of paid vacation, disability coverage and participation in the Company’s health coverage, 401(k) and life insurance programs.

The term of the Herrera Employment Agreement continues until terminated in accordance with its terms. The Herrera Employment Agreement terminates automatically in the event of Mr. Herrera’s death or in the event that he suffers a Disability (as defined in the Herrera Employment Agreement). In the event Mr. Herrera’s employment terminates on account of his death or Disability, Mr. Herrera (or his estate) is entitled to receive his accrued Base Salary through the date of termination.

Severance Agreements.   Under the terms of the Herrera Employment Agreement, the Company may terminate Mr. Herrera’s employment at any time, with or without Cause (as defined in the Herrera Employment Agreement), effective upon written notice. Additionally, Mr. Herrera may terminate the Herrera Employment Agreement at any time upon 30 days prior written notice. In the event of a termination for Cause or upon Mr. Herrera’s termination of the Herrera Employment Agreement, Mr. Herrera would be entitled to receive accrued Base Salary through the date of termination. In the event of termination without Cause, Mr. Herrera would be entitled to receive a continuation of his then current Base Salary for 12 months, subject, however, to set-off for any other earned income and cessation of the salary continuance upon his accepting another full-time position or upon his providing services to a competing business as defined in the Herrera Employment Agreement.

Each of the Named Executive Officers, other than Mr. Young and Mr. Herrera, accepted employment with the Company on the basis of a term sheet which set forth the salary and benefits to be provided by the Company, including, but not limited to, an undertaking by the Company to provide salary continuation payments upon a termination of the individual’s employment with the Company, at the salary level in existence at the date of termination, for a period of six months for Dr. Sherman and Mr. Kenyon, and for a period of twelve months for Dr. Ahmad. Dr. Ahmad’s and Mr. Kenyon’s employment is at will, and may be terminated by the Company or the individual, at any time. Dr. Sherman’s employment may be terminated by the Company or Dr. Sherman after giving two months prior notice.

SECURITY OWNERSHIP

Except as otherwise noted, the following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of April 15, 2006 (unless otherwise noted) by (i) all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director of the Company and each nominee for director, (iii) each of the Named Executive Officers, and (iv) all executives, directors and nominees for director as a group. Unless otherwise noted, each person’s address is in care of NeoPharm, Inc., 1850 Lakeside Drive, Waukegan, Illinois 60085.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
John N. Kapoor, Ph.D.	5,334,374	(2)	19.19%
Kern Capital Management LLC	2,661,870	(3)	9.59
John N. Kapoor 1994-A Annuity Trust	1,956,789	(4)	7.05
David M. Knott	1,749,138	(5)	6.30
GAM Holding AG	1,665,130	(6)	6.00
Mellon Financial Corporation	1,399,600	(7)	5.04
Jeffrey W. Sherman, M.D.	350,650	(8)	1.25
Imran Ahmad, Ph.D.	229,750	(9)	*
Lawrence A. Kenyon	154,975	(10)	*
Ronald G. Eidell	93,992	(11)	*
Gregory P. Young	62,500	(12)	*
Erick E. Hanson	49,832	(13)	*
Frank C. Becker	42,613		*
Kaveh T. Safavi, M.D.	40,553	(14)	*
Guillermo Herrera	22,075		*
Bernard A. Fox	8,181		*
Paul E. Freiman	7,581		*
All executive officers and directors as a group (12 persons)	6,397,076	(15)	22.26%

*                    Indicates ownership of less than 1%.

(1)                Based on 27,765,051 shares of Common Stock outstanding as of April 15, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable or convertible within 60 days are deemed outstanding for purposes of computing the percentage of the person or group holding such options.

(2)                Includes 31,625 shares that may be acquired pursuant to vested options, 10,423 shares held directly by Dr. Kapoor, 1,418,231 shares held by the John N. Kapoor Trust, dated 9/20/89 (the “JNK Trust”), of which Dr. Kapoor is the sole trustee and sole beneficiary, and 1,144,586 shares held by E.J. Financial/NEO Management, L.P. (the “Limited Partnership”) of which John N. Kapoor is Managing General Partner. The amount shown also includes: 379,500 shares which are held by the John N. Kapoor Charitable Trust (the “Charitable Trust”), of which Dr. Kapoor is the sole trustee; 1,956,789 shares which are owned by the John N. Kapoor 1994-A Annuity Trust (the “Annuity Trust”) of which the sole trustee is Mr. Rao Akella, who is an employee of E.J. Financial, of which Dr. Kapoor is the sole shareholder and President; and 393,220 shares which are owned by four trusts which have been established for Dr. Kapoor’s children (the “Children’s Trusts”) of which the sole trustee is Mr. Akella. Dr. Kapoor does not have or share voting, investment or dispositive power with respect to the shares owned by the Annuity Trust (the shares held by the Annuity Trust are also reported separately as the Annuity Trust is the owner of 5% or more of the Common Stock) or the Children’s Trusts and Dr. Kapoor disclaims beneficial ownership of these shares as well as the shares held by the Charitable Trust.

(3)                The address for Kern Capital Management LLC (“KCM”) is 114 West 47th Street, Suite 1926, New York, NY 10036. Ownership as reported by KCM on Schedule 13G filed on February 14, 2006. In its filing, KCM advised that Robert E. Kern, Jr. (R. Kern) and David G. Kern (D. Kern), as controlling members of KCM, may be deemed to be beneficial owners of the securities of the Company owned by KCM as of December 31, 2005, as those individuals share the power to direct the voting or disposition of the securities. KCM further states in its filing that: “Neither the filing of this Schedule nor any of its contents shall be deemed to constitute an admission that either R. Kern or D. Kern is, for any purpose, the beneficial owner of any such securities to which this Schedule relates, and such beneficial ownership is expressly denied.”

(4)                The sole trustee of the John N. Kapoor 1994-A Annuity Trust (the “Annuity Trust”) is Mr. Rao Akella, who also serves as trustee for four trusts which have been established for the children of Dr. Kapoor (the “Children’s Trusts”) and which collectively own 393,220 shares. Mr. Akella is an employee of E.J. Financial, of which Dr. Kapoor is the sole shareholder and President. The shares held by the Children’s Trusts are not included in the shares reported by the Annuity Trust.

(5)                Ownership of these shares has reported jointly by David M. Knott and Dorsett Management Corporation (“Dorsett”). The address for both Mr. Knott and Dorsett is 485 Underhill Boulevard, Suite 205, Syosset, NY 11791. Joint ownership is as reported by the holders on a Schedule 13G filed on February 14, 2006.

(6)                The address for GAM Holding AG (“GAM”) is Klaustrasse 10, 8008 Zurich, Switzerland. Ownership is as reported by GAM on Schedule 13G on February 10, 2005. GAM states in its Schedule 13G filing that, as of December 31, 2004, the Company’s shares are held by its subsidiaries, GAM International Management Limited and GAM Limited, London, and that: “No subsidiary of GAM holds more than 5% of the outstanding voting securities.” GAM has advised the Company that the Company’s shares held by its subsidiaries are owned by widely held mutual funds over which the subject subsidiaries retain discretionary investment authority.

(7)                Ownership is reported by Mellon Financial Corporation on behalf of itself and various direct and indirect subsidiaries, none of which individually own more than 5% of the Company’s shares. The address for Mellon Financial Corporation and its affiliates is One Mellon Center, Pittsburgh, PA 15258. Share ownership is based on a Schedule 13G filed on February 15, 2006.

(8)                Includes 350,650 shares that may be acquired pursuant to options exercisable as of April 28, 2006 or that will become exercisable within 60 days of April 28, 2006.

(9)                Includes 229,750 shares that may be acquired pursuant to options exercisable as of April 28, 2006 or that will become exercisable within 60 days of April 28, 2006.

(10)           Includes 154,975 shares that may be acquired pursuant to options exercisable as of April 28, 2006 or that will become exercisable within 60 days of April 28, 2006.

(11)           Includes 80,000 shares that may be acquired pursuant to options exercisable as of April 28, 2006.

(12)           Includes 62,500 shares that may be acquired pursuant to options exercisable as of April 28, 2006.

(13)           Includes 33,637 shares that may be acquired pursuant to options exercisable as of April 28, 2006 or that will become exercisable within 60 days of April 28, 2006.

(14)           Includes 27,312 shares that may be acquired pursuant to options exercisable as of April 28, 2006 or that will become exercisable within 60 days of April 28, 2006.

(15)           Includes 970,449 shares that may be acquired pursuant to options exercisable as of April 28, 2006 or that become exercisable within 60 days of April 28, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2001, following approval by the Company’s Board of Directors, the Company loaned $3,250,000 to Akorn, Inc. an independent, publicly-traded company, to assist Akorn in the completion of its lyophilized products manufacturing facility in Decatur, Illinois. Dr. John N. Kapoor, a member of the Company’s Board of Directors and the Company’s former Chairman of the Board of Directors, is the Chairman of the Akorn Board of Directors and holds a substantial stock position in both companies. The Promissory Note issued by Akorn was due in December 2006, and accrued interest at a rate equal to that received on the Company’s investments in marketable securities, which is lower than the interest rate paid by Akorn on its other outstanding debt. In exchange, the Company entered into a Processing Agreement that granted NeoPharm access to at least 15% of the annual lyophilization manufacturing capacity at Akorn at a discounted price upon completion of the facility. As of December 31, 2002, the Company determined the Promissory Note was impaired and recorded a charge to fully reserve for the Promissory Note and accrued interest. In August 2003, the Company notified Akorn that it was in default under the loan agreement. In September 2003, Akorn advised the Company that it wished to refinance its senior debt with a new senior lender, which lender would require the Company to subordinate its debt. In order to preserve the possibility of collecting Akorn’s debt to the Company, and in consideration of a higher rate of interest (which would now equal that to be charged by the new senior lender) and the possibility of accelerated mandatory repayments once Akorn’s senior debt was repaid in full, NeoPharm agreed to waive Akorn’s default, to allow Akorn until October 2004 to provide the manufacturing rights and to subordinate Akorn’s indebtedness to the Company to Akorn’s indebtedness to its new senior lender. Akorn’s refinancing was completed on October 7, 2003. On October 6, 2004, NeoPharm again presented Akorn with a formal “Notice of Default” on the Amended and Restated Promissory Note resulting from Akorn’s failure to meet its obligations under the Processing Agreement.

On May 16, 2005, the Company and Akorn entered into a Note Repayment Agreement (“Repayment Agreement”) whereby the Company agreed to accept $2,500,000 as payment in full for all outstanding principal and interest due and owing under the Promissory Note, which has been paid. In addition, the parties mutually agreed to terminate the Processing Agreement. As a result of the Repayment Agreement, the Company recorded a $2,500,000 benefit which was recorded as “Recovery of Note Receivable” on the Company’s Consolidated Statement of Operations for the year ended December 31, 2005.

Until April 2006, the Company employed the brother of Dr. Imran Ahmad, our Executive Vice President and Chief Scientific Officer, as Vice President Pharmacokinetics and Safety Evaluation at a salary and earned bonus in 2005 of $208,234, which was commensurate with the compensation of other Company employees in similar positions. Dr. Ahmad’s brother is no longer with the Company.

In March 2005 Mr. Ronald Eidell, a director of the Company, agreed to serve, on an interim basis, as the Company’s President and CEO, a position he held until October 28, 2005, when the Company hired a new President and CEO. During his tenure, Mr. Eidell received $264,921 in salary and bonus, options for 80,000 shares of common stock, $11,700 in car allowance payments, as well as medical and certain other fringe benefits available to all executive officers. In addition, payments of $66,230 were made to Tatum LLC, an entity of which Mr. Eidell is a partner. See “EXECUTIVE COMPENSATION—Employment and Other Agreements,” above.

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in cumulative total stockholder return on the Company’s Common Stock with the cumulative return on the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stock Index during the period beginning December 31, 2000 through December 31, 2005. The price of the Common Stock as reflected in the graph has been adjusted to reflect the 10% stock dividend paid in December 2001 and a 15% stock dividend paid in June 2003. The comparison assumes that $100 was invested on December 31, 2000 in the Company’s Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

NeoPharm, Inc.
Stock Performance Graph

Performance Information	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
NeoPharm, Inc.	100	73	29	61	42	36
NASDAQ Market Index U.S. Cos.	100	78	55	82	89	91
NASDAQ Pharmaceutical Index	100	85	55	81	86	95

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Based solely on the Company’s review of the copies of all forms it has received, and any written representations made by the reporting persons to the Company, the Company believes that its directors, executive officers and 10% holders complied with the filing requirements of Section 16(a), with the exception of Dr. Bernard A. Fox who failed to timely file a Report on Form 4 with respect to the acquisition of 600 shares. Dr. Fox has subsequently filed the report.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to oversee the accounting, financial reporting, and internal and external audit processes of the Company. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others and the systems of internal controls which management and the Board of Directors have established. The Audit Committee is currently composed of five non-employee directors and operates under a written charter adopted and approved by the Board of Directors.

Responsibility for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting process, including the system of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations, rests with the Company’s management. The Company's independent registered public accounting firm is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. It is the Audit Committee’s responsibility, on behalf of the Board of Directors, to provide independent oversight and evaluation of the actions of management and the independent registered public accounting firm. The Audit Committee members, however, are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent registered public accounting firm.

The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been properly prepared in conformity with U.S. generally accepted accounting principles and on the opinion of the Company’s independent registered public accounting firm included in their report on the Company’s financial statements. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the independent registered public accounting firm, such oversight cannot assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm cannot assure that the financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with the standards of Public Company Accounting Oversight Board (United States), or that the Company's independent registered public accounting firm is in fact “independent.”

During the year ended December 31, 2005, the Audit Committee held 8 meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company's independent registered public accounting firm, KPMG LLP. The Audit Committee discussed with KPMG LLP, with and without management present, the results of their audit of the consolidated financial statements and their reviews of interim financial information.

The Audit Committee has evaluated and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2005 with management and KPMG LLP.

The Audit Committee also discussed with KPMG LLP matters required to be discussed with audit committees under professional standards, including, among other things, matters related to the conduct of the audit of the Company's financial statements and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (Communication with Audit Committees) by SASs Nos. 89 and 90.

KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP their independence from the Company. When considering KPMG LLP's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit of the Company's financial statements and reviews of the Company’s interim financial information was compatible with maintaining their independence. The Audit Committee also evaluated, among other things, the nature of the non-audit services provided and the amount of fees paid to KPMG LLP for their audit and non-audit services, both separately and in the aggregate.

Based on its evaluation and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2005, be included in the Company's Annual Report on Form 10-K.

The Audit Committee also considered management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the report of the Company’s independent registered public accounting firm on management’s assessment and on the effectiveness of internal control over financial reporting as of December 31, 2005. Management is responsible for maintaining adequate internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing management’s assessment and the effectiveness of internal control over financial reporting and issuing a report thereon based on their audit. Based on its consideration and discussions with management and the Company’s independent registered public accounting firm, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Kaveh T. Safavi, Chairman,
Frank C. Becker
Ronald G. Eidell
Paul E. Freiman and
Erick E. Hanson

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating all or any portion of this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference.

PROPOSAL NO. 2

APPROVAL OF THE NEOPHARM, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

On October 28, 2005 the Board of Directors adopted the NeoPharm, Inc. 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”), subject to approval of the Stock Purchase Plan by the stockholders at the 2006 Annual Meeting. The Company has reserved 100,000 shares of the Company’s common stock (the “Common Stock”) for issuance upon the purchase of shares pursuant to the Stock Purchase Plan.

The Board believes the Stock Purchase Plan will benefit the Company by (i) providing greater incentives for employees (including officers and directors who are employees) of the Company and any subsidiary designated by the Board to own or increase their ownership of the Common Stock and (ii) more closely associate the interests of employees with those of the Company and its stockholders through their increased stock ownership.

It is not possible to determine the benefits that will be received by employees if the Stock Purchase Plan is approved by the stockholders because benefits under the Stock Purchase Plan will depend on their elections to participate and the fair market value of the Common Stock at various future dates.

The following general description of the principal features of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the Stock Purchase Plan is to help the Company attract and retain the best available personnel and to provide additional incentives to employees to share in the success of the Company’s business. The shares of Common Stock are currently traded on The Nasdaq National Market. Only persons who are employees, including officers and directors who are also employees, of the Company, are eligible to participate in the Plan. As of the date of this Proxy Statement there were approximately 72 persons eligible to participate in the Plan.

Administration

The Stock Purchase Plan provides that it is to be administered by the Board of Directors or by one or more of the Board’s committees. Under the Board’s current structure, the Board has designated the Compensation Committee of the Board of Directors (the “Committee”) to administer the Stock Purchase Plan. Subject to the terms and conditions of the Stock Purchase Plan, the Committee has full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the Stock Purchase Plan, to interpret the provisions and supervise the administration of the Stock Purchase Plan, to make factual determinations relevant to Stock Purchase Plan entitlements and to take all action in connection with administration of the Stock Purchase Plan as it deems necessary or advisable, consistent with the delegation from the Board. The administration, interpretation or application of the Stock Purchase Plan by the Board and the Committee are final and binding upon all participants.

Offering Periods

Each year the Company will make offerings to employees to purchase shares of Common Stock (“Offerings”) under the Stock Purchase Plan. The Stock Purchase Plan provides for an initial six-month Offering period from January 1, 2006 to June 30, 2006, and thereafter a series of consecutive three (3) month Offering periods commencing on January 1, April 1, July 1, and October 1 of each year, (each of the foregoing being an “Offering Period”). During any Offering Period a participant may authorize payroll deductions to purchase shares of Common Stock under the Stock Purchase Plan.

Eligibility

Any employee, including any employee serving as an officer or director of the Company (but excluding any employee who, after the grant of the purchase option, owns 5% or more of the Common Stock of the Company), who is employed on the first day of an Offering Period (the “Entry Date”) and who is customarily employed by the Company or any designated subsidiary for at least 20 hours per week and for more than five months in a calendar year is eligible to participate in the Stock Purchase Plan as of such Entry Date.

Participation in the Plan

An employee of the Company who is eligible to participate in the Stock Purchase Plan may enroll in the Stock Purchase Plan by completing and submitting, at least ten (10) days prior to an Entry Date, a completed payroll deduction authorization. An eligible participant may authorize payroll deductions from “compensation” received from the Company (“compensation,” for this purpose, includes any moneys reportable on the employee’s federal tax withholding statement) up to a maximum of fifteen percent (15%) of such participant’s compensation received during the Offering Period or such shorter period during which deductions from payroll are made. Deductions will not be commingled with other corporate funds. No interest will be paid or credited to the participant with respect to such payroll deductions. The Company will maintain a separate bookkeeping account for each participant under the Stock Purchase Plan and the amount of each participant’s payroll and other deductions will be credited to such account. A participant may not make any additional payments into such account.

A participant may withdraw from the Stock Purchase Plan during an Offering Period by completing and filing a new deduction authorization form with the Company prior to the last business day of an Offering Period (an “Exercise Date”). If a participant elects to discontinue his or her payroll deductions and elects to withdraw his or her contributions, his or her accumulated deductions will be refunded without interest. Partial withdrawals are not permitted. The participant may not begin participation again during the Offering Period. The Committee may establish rules limiting the frequency with which participants may withdraw and re-enroll in the Stock Purchase Plan and may impose a waiting period on participants wishing to re-enroll following withdrawal.

A participant may change his or her rate of contribution through payroll deductions by filing a new deduction authorization and Stock Purchase Plan enrollment form with the Company at least ten (10) days prior to the commencement date of the Offering Period. Payroll deductions may be made in 1% increments between 1% and 15%. The new rate of contribution will be effective as of the first pay period in the immediately succeeding Offering Period. If a participant has not followed proper procedures to change the rate of contribution, the rate of contribution shall continue at the previously elected rate throughout future Offering Periods.

Termination of Employment

If an employee’s employment with the Company or any designated subsidiary is terminated for any reason (including death) prior to the last business day of an Offering Period, the employee’s participation in the Stock Purchase Plan shall immediately terminate, no further payroll deductions shall be taken, and all amounts credited to the employee’s account will be paid to the employee or, in the case of death, to the employee’s designated beneficiaries or estate, without interest.

Purchase Price of Common Stock

Each participant will be entitled to purchase shares of Common Stock (an “Option”) with the payroll deductions accumulated on behalf of such participant during each Offering Period at the “Purchase Price.” As defined in the Stock Purchase Plan, the “Purchase Price” during each Offering Period will be 85% of the Closing Price (as hereinafter defined) of the Common Stock on the first business day of the Offering Period or the Exercise Date, whichever is less.

For purposes of the Stock Purchase Plan, the term “Closing Price” means (i) the closing price on any national securities exchange on which the Common Stock is listed, or (ii) the closing price for a share of Common Stock as quoted on The Nasdaq National Market, or (iii) the average of the closing bid and asked prices in the over-the-counter Market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such day, the price of Common Stock for purposes of (i) and (ii) above will be the reported price for the next preceding day on which sales were made. Currently, the Common Stock is traded on The Nasdaq National Market.

Purchase of Common Stock

Each employee who continues to be a participant in the Stock Purchase Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Purchase Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Stock Purchase Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number permitted under the Plan.

Any balance remaining in an employee’s payroll deduction account at the end of an Offering Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the Stock Purchase Plan, provided, however, that if the employee requests a refund of the residual balance in accordance with procedures established by the Committee, or if the employee terminates his or her employment, the balance shall then be refunded.

Notwithstanding the foregoing, no employee may be granted an Option which permits such participant’s rights to purchase shares of Common Stock under the Stock Purchase Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the first day of the Offering Period) for each calendar year in which the Option is outstanding at any time.

Issuance of Common Stock

Shares of Common Stock purchased under the Stock Purchase Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares.

Stockholder Rights

Neither the obtaining of an Option to purchase shares of Common Stock under the Stock Purchase Plan nor the deductions from an employee’s compensation will cause the employee to become a stockholder of such shares of Common Stock until the shares subject to the employee’s Option to purchase have been purchased by and issued to the employee in accordance with the Stock Purchase Plan.

Shares Reserved; Insufficient Shares

A total of 100,000 shares of Common Stock of the Company have been set aside under the Stock Purchase Plan for purchase thereunder. As of the date of this Proxy Statement no shares of Common Stock have been purchased under the Plan and no shares will be purchased if the stockholders do not approve the Stock Purchase Plan. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under the Stock Purchase Plan exceeds the maximum number of shares issuable under the Stock Purchase Plan, the Committee will allot the shares then available on a pro rata basis.

Adjustments upon Change in Capitalization; Corporate Transactions

In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Stock Purchase Plan, and the share limitation set forth in the Stock Purchase Plan, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the same securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Committee shall take such steps in connection with such merger or consolidation as the Committee shall deem necessary to assure that the provisions of the Stock Purchase Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Stock Purchase Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or a Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

Approval by Stockholders

The Stock Purchase Plan was approved by the Board of Directors on October 28, 2005 subject to obtaining stockholder approval within twelve months.

Amendment and Termination of the Stock Purchase Plan

The Board may, at any time, terminate, amend or modify the Stock Purchase Plan, except that (i) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Internal Revenue Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Stock Purchase Plan to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

The following discussion is a general summary of certain United States federal income tax consequences relating to the purchase of Common Stock under the Stock Purchase Plan and the subsequent sale of Common Stock acquired under the Stock Purchase Plan, under current law. The tax effect to any particular employee may vary depending upon the particular circumstances. Moreover, the income tax laws and regulations change frequently. Employees who elect to participate in the Stock Purchase Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The acquisition of Common Stock by an employee pursuant to the exercise of an Option granted under the Stock Purchase Plan will qualify for favorable tax treatment provided such Common Stock is not disposed of within 2 years after the grant of such Option (the “Holding Period Requirement”).

Each employee who purchases Common Stock under the Stock Purchase Plan and satisfies the Holding Period Requirement will not recognize taxable income at the time such Common Stock is acquired. Instead, when the Common Stock is disposed of, the employee will recognize ordinary income equal to the lesser of (i) the excess, if any, of the fair market value of such Common Stock at the time the Option was granted, over the exercise price of the Option at the time the Option was granted, and (ii) the excess, if any, of the fair market value of such Common Stock at the time the Common Stock is disposed of, over the price paid for the Common Stock. Any additional gain or loss recognized at the time of the disposition of the Common Stock will be long-term capital gain or loss. The ordinary income amount recognized by the employee will not be subject to withholding for income, Social Security or Medicare taxes.

Each employee who purchases Common Stock under the Stock Purchase Plan and fails to satisfy the Holding Period Requirement with respect to such Common Stock will recognize, in the year the Common Stock is disposed of, ordinary income equal to the excess, if any, of the fair market value of such Common Stock at the time the Common Stock was acquired, over the price paid for the Common Stock. Any additional gain or loss recognized at the time of the disposition of the Common Stock will be short-term or long-term capital gain or loss, depending upon whether the employee held the Common Stock for more than 12 months. The ordinary income amount recognized by the employee will not be subject to withholding for income, Social Security or Medicare taxes.

ANY UNITED STATES FEDERAL TAX ADVICE SET FORTH ABOVE WAS NOT INTENDED OR WRITTEN TO BE USED, AND CAN NOT BE USED, (A) BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX PENALTIES OR (B) TO PROMOTE, MARKET OR RECOMMEND TO ANOTHER PARTY ANY TRANSACTION OR MATTER ADDRESSED HEREIN.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2006 STOCK PURCHASE PLAN.

PROPOSAL THREE

APPROVAL OF THE NEOPHARM, INC. 2006 EQUITY INCENTIVE PLAN

General

Upon recommendation by the Compensation Committee, on April 26, 2006, the Board of Directors of the Company adopted the NeoPharm, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), subject to approval by the stockholders of the Company. The 2006 Plan authorizes the grant or award of (i) incentive stock options (“ISOs”) intended to meet the requirements of Section 422 of the Internal Revenue Code; (ii) non-qualified stock options (“NSOs”); (iii) stock appreciation rights (“SARs”); (iv) Restricted Stock; (v) performance shares; (vi) performance units; and (vii) bonuses paid in shares of Common Stock (collectively, the “2006 Plan Awards”).

The purpose of the 2006 Plan is to provide a means whereby employees, directors and consultants develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. In addition, the 2006 Plan seeks to advance the interests of the Company and enable the Company to attract able individuals to become employees or serve as directors or consultants and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are dependent can acquire and maintain ownership of shares of the Company’s Common Stock, thereby strengthening their concern for the welfare of the Company.

The Company currently maintains the 1995 Equity Incentive Plan (the “1995 Plan”) and the 1998 Equity Incentive Plan, as amended and restated (the “1998 Plan” and with the 1995 Plan, the “Prior Plans”). As of April 28, 2006, options covering 319,149 shares of Common Stock remained exercisable under the 1995 Plan. No awards have been made under the 1995 Plan since January 16, 1998. As of April 28, 2006, options covering 3,726,113 shares of Common Stock remained outstanding under the 1998 Plan, and 36,010 shares of Common Stock were subject to outstanding awards of restricted stock, leaving 345,323 shares of Common Stock available for new 1998 Plan Awards. Upon approval of the 2006 Plan by the stockholders, no further awards will be made under the 1998 Plan.

The Board of Directors believes it is desirable to continue to have equity-based awards as well as to have cash-based awards available under a long-term incentive plan to be used to recruit new individuals to become employees or serve as directors or consultants, to advance the interests of the Company and its stockholders, and for incentive purposes to recognize the contributions of current employees. The 2006 Plan will make shares of Common Stock available for a variety of awards, allowing the Company to choose the incentives most appropriate to individual circumstances and most likely to benefit the Company and its stockholders.

The following is a brief summary of the material features of the 2006 Plan. This summary is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is attached to this Proxy Statement as Appendix B. All capitalized terms which are not defined herein are defined in the 2006 Plan.

Summary of Operation of the 2006 Plan

Eligibility and Participation

All employees, directors and consultants are eligible to participate in the 2006 Plan. For purposes of the 2006 Plan, an “employee” means any person, including officers and directors employed by the Company or any subsidiary; a “director” means any individual who is a member of the Board of Directors of the Company; and a “consultant” means any person who is engaged by the Company or any subsidiary to render consulting or advisory services and is compensated for such services and also includes any director of the Company whether compensated for his services or not.

As of the date of this Proxy Statement, no determination has been made regarding the identity of the individuals to whom 2006 Plan Awards may be granted. The Company estimates that approximately 72 employees of the Company will be eligible to receive 2006 Plan Awards, including the Named Executive Officers of the Company named in the Executive Compensation Table on page 15. In addition, following the election of seven non-employee Directors at the Annual Meeting, there will be seven non-employee directors of the Company eligible to receive 2006 Plan Awards. The Company is unable to reasonably estimate the number of other consultants who will be eligible to receive 2006 Plan Awards.

While no options have been granted under the 2006 Plan, the table included under “EXECUTIVE COMPENSATION—Option Grants in Last Fiscal Year” at page 16 shows the options granted under the 1998 Plan to the Named Executive Officers during the 2005 fiscal year. During the 2005 fiscal year, options covering an aggregate of 687,600 common shares were granted to all the Named Executive Officers as a group; while awards of restricted stock covering an aggregate of 36,010 shares of Common Stock were granted to all non-employee Directors as a group. As discussed under the heading “CORPORATE GOVERNANCE POLICIES AND PRACTICES—Compensation of Directors,” in 2005 each non-employee director received grants of restricted stock under the 1998 Plan having a value of $50,000. In addition, the Chairman of the Board received an additional grant of restricted stock in 2005 having a value of $20,000. Additional grants of restricted stock under the 2006 Plan, if any, would be subject to approval by the Compensation Committee after receiving a recommendation from the Corporate Governance Committee as to the amount and type of compensation which would be granted to directors.

Because 2006 Plan Awards will be granted by the Compensation Committee to participants based on a subjective determination of the relative current and future contribution that each individual has made or may make to the long-term welfare of the Company, past awards under the 1995 Plan and/or the 1998 Plan may not be reflective of future 2006 Plan Awards.

Common Stock Available under the 2006 Plan; Limitations on 2006 Plan Awards

Subject to certain adjustments as described below under the heading “—Adjustments,” the maximum number of shares of Common Stock of the Company available for grant to participants under the 2006 Plan (the “Share Authorization”) will be equal to 1,000,000.

In addition to the overall Share Authorization under the 2006 Plan, no more than 500,000 shares of Common Stock, in the aggregate, may be issued as Restricted Stock Awards or as bonus stock Awards.

If the 2006 Plan is approved by the Company’s stockholders at the Annual Meeting, no further awards will be made under the 1998 Plan, but awards then outstanding under either of the Prior Plans will remain in effect in accordance with their respective terms.

Shares of Common Stock available for issuance under the 2006 Plan may be authorized and unissued shares of Common Stock or treasury shares. Shares of Common Stock covered by a 2006 Plan Award will be counted as used to the extent they are actually issued. If, and to the extent, an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, without, in either case, the holder of such Award having enjoyed the benefits of stock ownership (other than dividends that are likewise forfeited or voting rights), the shares of Common Stock (including Restricted Stock) associated with such an Award shall become available for other Awards; provided; however, that to the extent that the benefit in connection with a 2006 Plan Award is paid in cash, there shall be deducted from the shares of Common Stock available under the 2006 Plan a number of shares equal to the amount of cash paid divided by the Fair Market Value (as hereinafter defined) of a share of the Common Stock on the date of such payment.

Administration

The Board of Directors has determined that the 2006 Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Committee has, among other rights, the full and exclusive discretionary power: to grant Awards and determine the terms and conditions of such Awards; to determine when and to whom Awards will be made; to determine the amount of consideration to be paid for Restricted Stock and the forfeiture and other restrictions to be imposed on such Restricted Stock; to interpret the 2006 Plan and make all determinations necessary or advisable for the administration of the 2006 Plan; to prescribe, amend, and rescind rules relating to the 2006 Plan; to determine the restrictions or conditions of Awards (including the performance criteria and Measuring Period for performance-based Awards) and of Common Stock acquired under an Award; to cancel, with the consent of the Grantee, outstanding Awards and grant new Awards in substitution therefor (but only as permitted by the specific provisions of the 2006 Plan); to accelerate the exercisability of, and to accelerate or waive any or all restrictions and conditions applicable to, Awards; to extend, as permitted by the 2006 Plan, the time during which Awards may be exercised; to amend Awards with the consent of the Grantee or to amend Awards without the consent of a Grantee if the rights of the Grantee are not adversely affected or as necessary or desirable to carry out the purpose of the Award in light of changes to applicable laws or regulations; to certify that, with respect to any performance based Award, that the underlying performance goals and conditions have been satisfied; to permit an eligible participant to receive Options in lieu of compensation; to approve the manner of payment for Awards and the terms of any loans or guarantees made pursuant to the 2006 Plan; to prohibit a Grantee from making an election under Section 83(b) of the Internal Revenue Code; to require written investment representations from Grantees; to make equitable adjustments to Awards as permitted by the 2006 Plan; and, to take any other action with respect to any matters relating to the 2006 Plan for which it is responsible. Notwithstanding the foregoing, the Committee may not “reprice” Awards without stockholder approval.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange (including for this purpose the rules promulgated by the NASD), the Committee may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked or modified by the Committee at any time, but such revocation or modification shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the 2006 Plan. Notwithstanding any other provision of 2006 Plan, unless the Board determines otherwise, the Committee shall not allocate any portion of its responsibilities and powers to any other person or persons with respect to grants to (i) any executive officer, directors or 10% Owners of any class of the Company’s equity securities that are registered pursuant to the Exchange Act, as more fully described under Section 16 of the Exchange Act or (ii) a Named Executive Officer of the Company (or person acting in such capacity).

Description of 2006 Plan Awards

The 2006 Plan authorizes the grant or award of (i) ISOs; (ii) NSOs; (iii) SARs; (iv) Restricted Stock; (v) performance units; (vi) performance shares, and (vii) bonuses paid in shares of Common Stock.

Employees may be granted ISOs. Employees, directors and consultants may be granted or awarded NSOs, SARs, Restricted Stock, performance units, performance shares, or Common Stock bonuses.

The “Grant Date” of an Award is the date on which the Committee grants the Award or such later date as specified in advance by the Committee. The term of each Award (subject to restrictions applicable to ISOs) may not be for more than 10 years from the Grant Date, and is subject to earlier termination as permitted by the terms of the 2006 Plan. If otherwise eligible, a Grantee may be granted additional Awards in any combination. Finally, to the extent not set forth in the 2006 Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

Options

NSOs may be granted to any eligible participant under the 2006 Plan. However, ISOs may be granted only to eligible employees of the Company or any designated subsidiary as permitted under the applicable provisions of the Internal Revenue Code.

No later than the Grant Date of any Option, the Committee is required to determine the Option Price of such Option; provided, however, that the Committee may elect to determine the Option Price as of the date the Grantee is hired or promoted (or similar event), if the Grant Date occurs not more than 90 days after the date of hiring, promotion or other event. The Option Price of an Option (other than an ISO) shall not be less than 85% of the “Fair Market Value” (as defined in the 2006 Plan) of the Stock on the Grant Date. The Award Agreement may provide that the Option shall be exercisable for Restricted Stock or that it will be awarded in tandem with a SAR.

If, and to the extent deemed necessary by the Committee with respect to a NSO granted to a Named Executive Officer, the price to be paid for each share of Common Stock upon exercise of the Option shall be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, the exercisability of such Option must be subject to one or more of the performance goals set forth in the 2006 Plan that will enable such Option to qualify as “performance-based compensation” under Treasury Regulations promulgated under Section 162(m) of the Code.

The Committee may, in its discretion, permit an employee, director or consultant eligible to receive Awards under the 2006 Plan to elect, prior to earning compensation, to be granted an Option or Options under the 2006 Plan in lieu of receiving such compensation. Subject to the express terms of the 2006 Plan, such Options shall have such terms and conditions as the Committee in its discretion specifies; provided that, in the judgment of the Committee, the value of such Options on the Grant Date equals the amount of compensation foregone by such employee, director or consultant; and provided, further, that except to the extent such condition may be waived by counsel to the Company, a person who is subject to potential liability under Section 16 of the Exchange Act (a “Section 16 Person”) must irrevocably elect to forego such compensation and acquire such Option at least six months prior to the Grant Date of such Option.

The exercise price of any Option must be paid in full at the time of exercise (i) in cash or by check; (ii) by tendering shares of Common Stock having a Fair Market Value (as defined in the 2006 Plan) equal to the exercise price; (iii) with the Committee’s approval, surrender of shares of Restricted Stock held by the Grantee for at least six (6) months prior to exercise of the Option and valued at the Fair Market Value of a share of Common Stock on the date of exercise of the Option; (iv) by a cashless (broker-assisted) exercise; or (v) by a combination of (i), (ii), (iii) and/or (iv). If the exercise price is paid through the tender of previously acquired shares of Common Stock, such shares must have either been purchased on the open market or been held by the participant for at least six months prior to their tender if acquired under the 2006 Plan or any other compensation plan maintained by the Company.

If Restricted Stock is used to pay for Stock subject to an Option, the Committee may, but need not, specify that (i) all the shares of Common Stock acquired on exercise of the Option will be subject to the same restrictions as the tendered Restricted Stock, determined as of the date of exercise of the Option, or (ii) a number of shares of Common Stock acquired on exercise of the Option equal to the number of shares of tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the tendered Restricted Stock, determined as of the date of exercise of the Option.

Stock Appreciation Rights

The Committee may, in its discretion, grant SARs to eligible participants and, in such case, the Award Agreement will specify the grant price, the term of the SAR and such other provisions as the Committee determines. SARs may be awarded in conjunction with an Option Award (“Tandem SARs”) or independent of any Option Award (“Stand-Alone SARs”). A Tandem SAR may be awarded either at or after the time the related Option Award is granted, provided that a Tandem SAR awarded in conjunction with an ISO may only be awarded at the time the ISO is granted. Notwithstanding any other provision of the 2006 Plan, the base price per share of Common Stock covered by a SAR granted under the 2006 Plan may not be less than the Fair Market Value of a share of Common Stock on the Grant Date of the SAR, provided, however, that, in the case of a Tandem SAR awarded in conjunction with an ISO granted to a “10% Owner” (as defined in the 2006 Plan), the base price may not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date of the SAR. Unless sooner terminated in accordance with its terms, a Stand-Alone SAR will automatically expire on the tenth anniversary of the Grant Date and a Tandem SAR will expire upon the expiration of the related Option.

Upon the exercise of a SAR, a participant will be entitled to receive payment from the Company in an amount, in cash and/or shares of Common Stock, determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the exercise date over the grant price by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. Except as otherwise specifically provided in the 2006 Plan or the Award Agreement, a Tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a Tandem SAR will terminate the related Option to the extent of the shares of Common Stock with respect to which the SAR is exercised, and vice versa. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the 2006 Plan.

Restricted Stock

The Committee may, in its discretion, grant Restricted Stock to eligible participants. The Committee, in accordance with the terms of the 2006 Plan, is required to determine the amount that an individual who has been granted an Award (a “Grantee”) shall pay for shares of Restricted Stock. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee, and to the extent permitted by law, payment by Grantees, other than a Grantee who is a Section 16 Person, may also be made through loans or guarantees permitted under the 2006 Plan. The Committee may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock, or Restricted Stock acquired upon exercise of an Option, shall be forfeited, except as otherwise specified in the Award Agreement, upon the Grantee’s termination of Continuous Status as an Employee or Consultant for reasons other than death, Disability (as defined in the 2006 Plan) or any other reason specified in the Award Agreement within a specified time period after the Grant Date, or if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee’s termination of Continuous Status as an Employee or Consultant, or upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement.

Performance Units and Performance Shares

The Committee may also grant performance units and/or performance shares to eligible participants, as evidenced by an Award Agreement. In any such case, the Committee shall establish performance goals for a participant for a particular performance (a “Measuring Period”) period based upon various performance measures as described below under the heading “—Performance Measures.” Each performance unit will have an initial value that is established by the Committee at the time of the grant. Each performance share will have an initial value equal to not less than the Fair Market Value of a share of Common Stock on the grant date. The Committee will set performance goals which will, depending on the extent to which they are met, determine the value and/or number of performance units or performance shares that will be paid out to the participant. Performance units will be paid in cash unless payment in shares of Common Stock is provided for in the Award Agreement, in which case the number of shares of Common Stock payable in lieu of cash will be determined by valuing the Common Stock at its Fair Market Value on the date of payment. Performance shares will be paid in shares of Common Stock except to the extent that the Committee determines to pay cash in lieu of Common Stock, in which case the amount of cash will be based on the Fair Market Value of the Common Stock on the business day next preceding the date the cash is to be paid.

Stock Bonuses

The Committee may grant shares of Common Stock as a bonus to any eligible participant in such amount and subject to such terms and conditions as the Committee, in its sole discretion, shall determine.

Performance Measures

The performance goals upon which the payment or vesting of a 2006 Plan Award to any eligible participant may be made subject, will be limited to the following performance measures: It must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the performance goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable Measuring Period or at such later date not later than 90 days after the commencement of the Measuring Period when fulfillment is substantially uncertain and in any event before completion of 25% of the Measuring Period, and (3) based on any one or more of the following performance goals (“performance goals”) (which may be applied to an individual, a Subsidiary, a business unit or division, or the Company and any one or more of its Subsidiaries, business units or divisions as a group, as determined by the Committee): (i) total stockholder return; (ii) the achievement of a specified closing or average closing price of the Common Stock; (iii) the price of a share of Common Stock or the absolute or percentage increase in the closing or average closing price of the Common Stock; (iv) Fair Market Value of the Company or any Subsidiary or shares of Common Stock or stock of any Subsidiary, (v) the absolute or percentage increase in market share; (vi) one or more of the following measures of the Company’s net income for the specified Measuring Period determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income (before or after taxes) or operating income or a percentage or absolute dollar increase in net income (before or after taxes) or operating income; earnings per share or a percentage or absolute dollar increase in earnings per share; return on assets employed, equity, capital or investment or a percentage or absolute dollar increase in return on assets employed, equity, capital or investment; absolute gross (or net or operating) margins or percentage increase in gross (or net or operating) margins; absolute cash flow from operations or a percentage in absolute dollar increase in cash flow; or the Company’s absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified Measuring Period determined in accordance with generally accepted accounting principles as consistently applied by the Company; and/or (vii) achievement of advances in research; implementation or completion of projects or processes; new product development; development of products to pre-clinical phase; commencement, advancement or completion of clinical trials for a product; FDA or other regulatory body approval for commercialization of products; commercial launch of new products; the formation of joint ventures or collaborations; increase in customer base; measures of customer satisfaction or economic value added. The awards may be based on the Company’s performance alone, or the Company’s performance may be measured against variously weighted published benchmark indices, including, but not limited to, various stock market indices with respect to the price of a share of Common Stock, that the Committee determines are representative of the Company’s peer group.

If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable Measuring Period.

Tax Withholding

Whenever under the 2006 Plan, cash or shares of Common Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits under the 2006 Plan, the Company has the right to require as a condition of payment or delivery: (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local tax withholding requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Common Stock due to the Grantee under the 2006 Plan or (iii) any combination of the foregoing.

Additionally, if any disqualifying disposition is made with respect to shares of Common Stock acquired under an ISO granted pursuant to the 2006 Plan or any election under Section 83(b) of the Internal Revenue Code is made, the person making such disqualifying disposition or election is required to remit to the Company an amount sufficient to satisfy all federal, state, and local tax withholding requirements thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Common Stock due to the Grantee under the 2006 Plan.

In making any Award, the Committee may elect to pay, as a cash bonus, the amount of the tax owed by Grantee up to a maximum of thirty (30%) percent of the Fair Market Value of the Award.

Change in Control

Under the 2006 Plan, a “Change in Control” will be deemed to occur if:

(i)    the acquisition or holding by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (other than by the Company or any of its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then-outstanding Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Power”); except that no such person, entity or group shall be deemed to own beneficially: (A) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary; (B) any securities acquired pursuant to a benefit plan of the Company or a Subsidiary; (C) any securities issuable pursuant to an option, warrant or right owned by such person, entity or group as of the close of business on the business day immediately preceding the Effective Date; (D) any security that would otherwise be beneficially owned by such person, entity or group as of the close of business on the business day immediately preceding the Effective Date; and (E) any securities issued in connection with a stock split, stock dividend or similar recapitalization or reorganization with respect to shares covered by the foregoing exceptions; or

(ii)   individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act)) shall be deemed to be members of the Incumbent Board; or

(iii)  approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60%, respectively, of the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that for the purposes of determining whether a Change of Control has occurred the votes of all Section 16 Persons shall be disregarded in determining whether stockholder approval has been obtained.

Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur.

Except as otherwise provided in the applicable Award Agreement, in the event of a Change of Control, all unvested Awards become immediately vested and exercisable; provided, however, that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date of such Change of Control shall be equal to the product of the Unit Value (as defined in the 2006 Plan) multiplied successively by each of the following:

(i)    a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change of Control and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

(ii)   a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Measuring Period.

Adjustments

The aggregate number of shares of Common Stock issuable pursuant to the 2006 Plan and the exercise of ISOs, the maximum number of shares of Common Stock with respect to which Options, SARs or other equity Awards may be granted to or earned by any Grantee in any calendar year, the number of shares of Common Stock and the exercise price per share covered by each outstanding Option, the number of shares of Common Stock and the base price per share covered by each outstanding SAR, the number of shares of Common Stock covered by each outstanding performance unit or performance share, and any per-share base or purchase price or target market price included in the terms of any such Award and all related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

If the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company) (an “Exchange Transaction”), all outstanding Options shall be converted into Options to purchase shares of Exchange Stock and all outstanding SARs shall be converted into SARs relating to shares of Exchange Stock unless the Board, in its sole discretion, determines that all such Options and/or SARs shall instead terminate, in which case the Company shall notify the Option holders and SAR holders in writing or electronically, at least fifteen (15) days prior to the consummation of the Exchange Transaction, that each holder of Options and SARs shall have the right, contingent upon the occurrence of the Exchange Transaction, to exercise all of his or her outstanding Options and SARs in full (whether or not the vesting conditions, if any, set forth in the related Option and SAR Award Agreements have been satisfied) for the period specified in the notice (but in any case not less than fifteen days from the date of such notice); provided that, if the Exchange Transaction does not take place within the specified period in the notice for any reason whatsoever, the notice and any exercise pursuant thereto shall be null and void. The amount and exercise or base price of converted Options and SARs shall be determined by adjusting the amount and price of the Options and SARs granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. To the extent provided with respect to a Change of Control, the converted Options and SARs shall be fully vested whether or not the vesting requirements set forth in the Option or SAR Agreement have been satisfied.

The Board, acting in its discretion, but subject to the provisions of the 2006 Plan dealing with a Change of Control, may provide for cash settlement and/or make such other adjustments to the terms of any other outstanding Award as it deems appropriate in the context of an Exchange Transaction, taking into account the manner in which outstanding Options and SARs are being treated.

Loans and Loan Guarantees

The Committee may allow a Grantee, other than a Section 16 Person, to defer payment to the Company of all or part of the exercise price of an Option, the purchase price of Restricted Stock or any taxes associated with any non-cash benefit under the 2006 Plan. The Committee may also cause the Company to guarantee a third-party loan to a Grantee, other than a Section 16 Person, to cover such amounts. The terms of any such deferral or guarantee must be part of a binding agreement which shall include an interest rate not more favorable to the Grantee than the terms applicable to funds borrowed by the Company from time to time. The Committee may require the immediate repayment of any deferred amount or the immediate release of any guaranteed amount upon the Grantee’s termination of employment or upon sale or transfer of the shares of Common Stock purchased pursuant to the deferral or guarantee. In its discretion, the Committee may forgive the repayment of any or all of the principal of or interest on any such deferred payment obligation.

Exercise After Termination of Continuous Status as an Employee or Consultant

If a Grantee’s continuing status as an employee, director or consultant is terminated for Cause (as defined in the 2006 Plan), all unvested or unexercised Awards, and forfeitable shares of Restricted Stock, will terminate or be forfeited, as applicable. In the event of death or Disability of a Grantee, any Restricted

Stock will become vested, any unexercised Option or SAR may be exercised for twelve months following the date of termination, and any unexercised performance share or performance units may be exercised for 180 days following such date, provided that if an applicable Measuring Period has not ended, the benefit will be pro-rated on the basis of the elapsed portion of the Measuring Period and the actual or extrapolated performance, as determined by the Committee, over the full measuring period. If a Grantee’s continuing status as an employee, director or consultant terminates for any other reason, any Restricted Stock, to the extent forfeitable, will be forfeited, the then-exercisable portion of any unexercised Option or SAR may be exercised for 90 days and any unexercised performance shares or performance units shall become non-forfeitable and may be exercised in whole or in part within 90 days of such event, but only if and to the extent determined by the Committee or as set forth in the Award Agreement. The Committee has the discretion to extend such post-termination exercisability.

Limited Transferability of 2006 Plan Awards

During a Grantee’s lifetime, a Grantee’s 2006 Plan Awards are exercisable only by the Grantee. Except as noted hereafter, 2006 Plan Awards are not transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and subject to certain exceptions, the Committee may, in its discretion, authorize Options (other than ISOs), granted to a Grantee to be on terms which permit Options, once such Options have vested, to be transferred by the Grantee to immediate family members, trusts for the exclusive benefit of immediate family members, or to a partnership in which only immediate family members are partners, in each case, however, provided that the transfer is without consideration and was specifically authorized in the Award Agreement.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2006 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income or employment tax laws. Individuals should not rely on this summary as applicable to them but should instead consult their own tax advisors.

Section 409A of the Internal Revenue Code.   In 2004, the Code was amended to add Section 409A, which creates new rules for amounts deferred under “non-qualified deferred compensation plans.” Section 409A includes a broad definition of non-qualified deferred compensation plans which may apply to various types of Awards granted under the 2006 Plan. The proceeds of any grant that is subject to Section 409A may be subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in Section 409A. The Internal Revenue Service (the “IRS”) has not finalized regulations describing the effect of Section 409A on the types of Awards issuable pursuant to the 2006 Plan. The Committee intends to administer the 2006 Plan to avoid or minimize the effect of Section 409A and, if necessary, will amend the 2006 Plan to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

The 2006 Plan provides that no deferral of compensation (as defined under Section 409A or the guidance thereto) is intended under the 2006 Plan. If any 2006 Plan Award would be considered deferred compensation and if the 2006 Plan fails to meet the requirement of Section 409A with respect to such 2006 Plan Award, then such 2006 Plan Award will be null and void. The Committee may permit deferrals of compensation pursuant to the terms of a participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Section 409A. Additionally, to the extent any 2006 Plan Award is subject to Section 409A, the 2006 Plan does not permit any distribution pursuant to such Award, or any acceleration or delay of the time or schedule of any distribution related to such 2006 Plan Award, except as permitted by Section 409A, the regulations thereunder and/or the Secretary of the United States Treasury.

ISOs.   ISOs are intended to qualify for special treatment available under Section 422 of the Code. A participant generally will not recognize any income when an ISO is granted or exercised and the Company generally will not receive a deduction at either of those times. Also, ISOs are not subject to employment taxes.

If a participant acquires shares of Common Stock by exercising an ISO and continues to hold those shares of Common Stock for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when the participant disposes of the shares of Common Stock minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when the participant disposes of the shares of Common Stock is larger or smaller than the exercise price the participant paid. Upon a qualifying disposition, the Company is not entitled to a deduction.

If a participant disposes of the shares of Common Stock before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize compensation income equal to the excess, if any, of (i) the Fair Market Value of the shares of Common Stock on the date the ISO was exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. The Company will be entitled to a deduction equal to the income that the participant recognizes. The participant’s additional gain will be taxable at long-term or short-term capital gain rates (depending on whether the participant held the shares of Common Stock for more than one year).

If a participant uses shares of Common Stock acquired by exercising an ISO (“Delivered Shares”) to pay the exercise price of another ISO, the participant’s payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an ISO before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises the participant’s ISO using (i) shares of Common Stock that were not purchased pursuant to an ISO or (ii) Delivered Shares that were purchased by exercising an ISO and that satisfied their ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

If a participant exercises the participant’s ISO using only Delivered Shares to pay the exercise price, the participant’s basis in the same number of new shares of Common Stock will be the same as the participant’s basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new shares of Common Stock will have a zero basis.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. Under some circumstances the exercise of an ISO may subject the participant to alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

NSOs.   NSOs do not receive the special tax treatment afforded to ISOs under the Internal Revenue Code. A participant will not recognize any income when an NSO is granted and the Company will not receive a deduction at that time. However, unlike an ISO, when an NSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. Also, unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses shares of Common Stock or a combination of shares of Common Stock and cash to pay the exercise price of an NSO, he or she will have ordinary income equal to the value of the excess of the number of shares of Common Stock that the participant purchases over the number the participant surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When an NSO is exercised, and subject to compliance with the restrictions imposed by Section 162(m) of the Code with respect to certain executive officers, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the shares of Common Stock that the participant acquired by exercising an NSO is larger than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the participant acquired them by exercising the NSO. But, if the amount a participant receives when the participant disposes of the shares of Common Stock that the participant acquired by exercising an NSO is less than the exercise price the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the participant acquired them by exercising the NSO.

Restricted Stock.   Unless a participant makes an election under Section 83(b) of the Code, the participant will not recognize taxable income when Restricted Stock is granted and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the participant can no longer lose them) equal to the fair market value of the shares of Common Stock the participant receives when the restrictions lapse, less any consideration paid for the Restricted Stock, and the Company generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a participant receives when the participant disposes of these shares of Common Stock is larger than the value of the shares of Common Stock when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the Restricted Stock vested. But, if the amount the participant receives when the participant disposes of these shares of Common Stock is less than the value of the shares of Common Stock when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the Restricted Stock vested.

The 2006 Plan permits the Committee, on the grant date, or any later date, to prohibit a participant from making an election under Section 83(b). If the Committee has not prohibited the participant from making a Section 83(b) election, and the participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Restricted Stock on the grant date, less any consideration paid for the Restricted Stock, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize income when the restrictions lapse. If a participant earns the shares of Common Stock, any appreciation between the grant date and the date the participant disposes of the shares of Common Stock will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the grant date. But, if the amount the participant receives when the participant disposes of these shares of Common Stock is less than the value of the shares of Common Stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the grant date. If a participant forfeits the participant’s Restricted Stock (i.e.

the restrictions on such stock do not lapse), the participant cannot take a tax deduction in connection with that forfeiture.

SARs.   A participant will not recognize any income when a SAR is granted and the Company will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the shares of Common Stock the participant received upon exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the amount a participant receives when the participant disposes of any shares of Common Stock acquired upon the exercise of a SAR is larger than the value of the shares of Common Stock when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after the SAR was exercised. But, if the amount the participant receives when the participant disposes of these shares of Common Stock is less than the value of the shares of Common Stock when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after the SAR was exercised.

Performance Units and Performance Shares.   A participant will not recognize taxable income when the Company grants the participant performance units or performance shares and the Company will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the 2006 Plan Award, the participant will recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock the participant receives at the time of delivery. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives when the participant disposes of the shares of Common Stock acquired upon the settlement of a performance unit or performance share is larger than the value of the shares of Common Stock when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after they were issued. But, if the amount the participant receives when the participant disposes of these shares of Common Stock is less than the value of the shares of Common Stock when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after they were issued.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Other Matters

The 2006 Plan is intended to comply with Section 162(m) of the Code with respect to 2006 Plan Awards granted to employees who are or who may become a “covered employee” as defined in Section l62(m). For purposes of complying with Section 162(m), the 2006 Plan provides that no more than 500,000 shares of Common Stock may be granted to or earned by any Grantee under any performance based award during any calendar year and also limits the amount of compensation that will qualify as performance based compensation under any performance units or performance shares.The Company is seeking stockholder approval of the 2006 Plan in order to satisfy the shareholder approval requirements of the rules of the NASD as well as those under Section 162(m) of the Code. If stockholder approval of the 2006 Plan is not obtained, the 2006 Plan and any Awards made under the 2006 Plan prior to the 2006 Annual Meeting of Stockholders will be null and void.

Recommendation and Vote

The affirmative vote of holders of a majority of the Company’s shares of Common Stock that are voted on the proposal to approve the 2006 Plan is necessary to approve the 2006 Plan. Under applicable Nasdaq Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2006 and the Audit Committee has further directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the stockholders. Although action by the stockholders in this matter is not required by the Company’s Bylaws or otherwise, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.

Representatives of KPMG LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS AND THE
AUDIT COMMITTEE RECOMMENDS A VOTE FOR THIS PROPOSAL.

Fees Incurred for Services of KPMG LLP

The following table presents fees for professional audit services by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by KPMG LLP during these periods. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services during the years presented were not inconsistent with maintaining KPMG’s independence.

	2005	2004
Audit fees	$468,455	$712,536
Audit related fees	—	—
Tax fees(1)	16,400	15,200
All other fees	—	—
Total	$484,855	$727,736

(1)                Tax fees consisted of fees for preparation of tax returns.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures that require pre-approval of all audit, audit-related, tax and other services rendered by the Company’s independent registered public accounting firm. Under the policy, an auditor services schedule is prepared at the beginning of each year that describes each type of service to be provided by the independent registered public accounting firm and the projected fees for each such service. The Audit Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service. Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit Committee’s discretion, at each regularly scheduled meeting of the Audit Committee. The Audit Committee may also pre-approve particular services on a case-by-case basis. The policy allows the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee. Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit Committee at its next meeting.

STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2007 ANNUAL MEETING

Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 2007 must be received by the Company on or before January 1, 2007 for inclusion in the Company’s Proxy Statement and form of proxy relating to that Annual Meeting. In addition, the Company’s Bylaws contain advance notice procedures for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations for election to the Board, that must be complied with. A stockholder proposal or nomination intended to be brought before the 2007 Annual Meeting must be delivered to the Secretary no later than January 1, 2007. All proposals and nominations should be directed to Corporate Secretary, NeoPharm, Inc., 1850 Lakeside Drive, Waukegan, Illinois 60085 (fax no. 847-887-9281; email corporatesecretary@neopharm.com).

OTHER MATTERS

The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgment on such matters.

2005 ANNUAL REPORT ON FORM 10-K

A copy of the Company’s 2005 Annual Report on Form 10-K (the “Form 10-K”) accompanies this Proxy Statement as part of the Company’s 2005 Annual Report. Additional copies of the Form 10-K are available to stockholders without charge on request made in writing to the following address: Office of the Secretary, NeoPharm, Inc., 1850 Lakeside Drive, Waukegan, Illinois 60085.

By Order of the Board of Directors,

Lawrence A. Kenyon
Secretary

May 1, 2006

Appendix A

NEOPHARM, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this NeoPharm, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of NeoPharm, Inc. (the “NeoPharm, Inc. Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.0002145 par value (the “Common Stock”). One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved for this purpose, subject, however, to adjustment as provided by Section 15 hereof. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.     Administration.   The Plan will be administered by the Company’s Board of Directors (the “Board”) or by one or more committees or subcommittees appointed by the Board (a “Committee”). The Board or a Committee (in either case, the “Administrator”) may delegate to one or more individuals the day-to-day administration of the Plan. The Administrator shall have full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with the administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Administrator shall be final and binding upon all employees. The Company shall pay all expenses incurred in connection with the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option (as defined in Section 9) granted hereunder.

2.     Eligibility.   All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or a Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options to purchase Common Stock under the Plan provided that:

(a)    they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)   they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary; provided that where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.     Offerings.   The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1, and October 1 or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date, other than the Initial Offering Commencement Date (as herein defined), will begin a three-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Administrator may, at any time and at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, the first Plan Period shall begin on January 1, 2006 (the “Initial Offering Commencement Date”) and end on June 30, 2006.

4.     Participation.   An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten days prior to the applicable Offering Commencement Date. The payroll deduction authorization form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. As used herein, the term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement.

5.     Deductions.   The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in 1% increments of Compensation, between 1% and 15%, with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld as soon as administratively practical.

6.     Deduction Changes.   An employee may increase, decrease or discontinue his or her payroll deduction during any Plan Period by filing a new payroll deduction authorization form. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to such employee’s election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below). The Administrator may (i) establish rules limiting the frequency with which employees may change, discontinue and resume payroll deductions under the Plan and may impose a waiting period on employees wishing to resume payroll deductions following discontinuance, and (ii) change the rules regarding discontinuance of participation or changes in participation in the Plan.

If an employee has not followed the procedures prescribed by the Administrator to change the rate of payroll deductions or to discontinue the payroll deductions, the rate of payroll deductions shall continue at the properly elected rate in effect until such rate is changed in accordance with Plan procedures.

7.     Interest.   Interest will not be paid on any employee accounts, except to the extent that the Administrator, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.     Withdrawal of Funds.   An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Administrator.

9.     Purchase of Shares.   On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (the “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the Plan, except that if the employee requests a refund of the residual, in accordance with procedures established by the Administrator, or if the employee terminates his or her employment, the balance shall then be refunded.

10.   Issuance of Shares.   Shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares.

11.   Rights on Retirement, Death or Termination of Employment.   In the event of a participating employee’s termination of employment for any reason (including death) prior to the last business day of a Plan Period, the employee’s participation in the Plan shall immediately terminate and thereafter no payroll deduction shall be taken from any pay due and owing to such employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion or as may be required under applicable law, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan as of the date of such action.

12.   Optionees Not Stockholders; No Enlargement of Employee Rights.   Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her. In addition, nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or of the Designated Subsidiary or to interfere with the right of the Company or the Designated Subsidiary to discharge any employee at any time.

13.   Rights Not Transferable.   Rights under this Plan and Options granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.   Application of Funds.   Funds held by the Company under this Plan will not be commingled with other corporate funds of the Company, but will be held for the benefit of the participant and shall be credited to an account in the name of the employee until the last business day of the Plan Period, at which time all funds up to the maximum amount permissible under the Plan will be used for the purchase of Company shares, as provided in the Plan. Should a participating employee choose to cease his or her participation in the Plan, as provided by the Plan, his or her account balance will be promptly refunded to him or her.

15.   Adjustment in Case of Changes Affecting Common Stock.   In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or a Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or a Committee to give proper effect to such event.

16.   Merger.   If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the same securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Administrator shall take such steps in connection with such merger or consolidation as the Administrator shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Administrator as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Administrator as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or a Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.   Amendment of the Plan.   The Board may at any time, and from time to time, amend this Plan in any respect, except that (i) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.   Insufficient Shares.   In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis.

19.   Termination of the Plan.   This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.   Governmental Regulations.   The Company shall have no obligation to sell and deliver shares of Common Stock under this Plan unless and until (i) it has taken all actions required to register the shares of Common Stock under the Securities Act of 1933; (ii) any applicable listing requirement of any stock exchange or the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) for the Common Stock is met; and (iii) all other applicable provisions of state and federal law have been satisfied.

21.   Governing Law.   The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.   Available Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.   Notification Upon Sale of Shares.   Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased. As a condition to the exercise of an Option, the Company may require the employee exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if such a representation is required by applicable law.

24.   Withholding.   Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may deduct, to the extent permitted by law, any such taxes from any payment of any kind otherwise due to an employee.

25.   Effective Date and Approval of Shareholders.   The Plan shall take effect upon the adoption of the Plan by the Board, subject, however, to subsequent approval of the Plan by the stockholders of the Company as required by Section 423 of the Code, which stockholder approval must occur within twelve months of the adoption of the Plan by the Board. No Option granted under this Plan may be exercised unless or until such stockholder approval has been obtained.

Appendix B

NEOPHARM, INC.
2006 EQUITY INCENTIVE PLAN

Introduction.   NeoPharm, Inc., a Delaware corporation (the “Company”), hereby establishes the NeoPharm, Inc. 2006 Equity Incentive Plan (the “Plan”), effective on the Effective Date (as defined below).

1.     Purpose.

The purpose of the Plan is to advance the interests of the Company and enable the Company to attract and retain officers, directors, employees and consultants. The Plan will also encourage and facilitate the acquisition of a larger personal financial interest in the Company by those officers, directors, employees and consultants upon whose judgment and efforts the Company is largely dependent on for the successful conduct of its operations. An additional purpose of the Plan is to provide a means by which officers, directors, employees and consultants of the Company and its Subsidiaries can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain associated with the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such officers, directors, employees and consultants on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through Stock ownership.

2.     Definitions.

As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)    “Administrator” means a Committee of the Board appointed pursuant to Section 4 of the Plan.

(b)   “Award” means Options, shares of Restricted Stock, performance units, performance shares, SARs, or stock bonuses granted under the Plan.

(c)    “Award Agreement” has the meaning specified in Section 4(c)(vi).

(d)   “Board” means the Board of Directors of the Company.

(e)    “Cause” means conviction of the Grantee of a felony; the material violation by the Grantee of written policies of the Company or a Subsidiary; the gross and habitual negligence by the Grantee in the performance of the Grantee’s duties to the Company or its Subsidiaries; or the willful and intentional action or omission to act in connection with the Grantee’s duties to the Company or a Subsidiary resulting, in the opinion of the Administrator, in injury of a material nature to the Company or a Subsidiary.

(f)    “Change of Control” means any of the following:

(i)    the acquisition or holding by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (other than by the Company or any of its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either the then-outstanding Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Power”); except that no such person, entity or group shall be deemed to own beneficially:

(A) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary; (B) any securities acquired pursuant to a benefit plan of the Company or a Subsidiary; (C) any securities issuable pursuant to an option, warrant or right owned by such person, entity or group as of the close of business on the business day immediately preceding the Effective Date; (D) any security that would otherwise be beneficially owned by such person, entity or group as of the close of business on the business day immediately preceding the Effective Date; and (E) any securities issued in connection with a stock split, stock dividend or similar recapitalization or reorganization with respect to shares covered by the foregoing exceptions; or

(ii)   individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act)) shall be deemed to be members of the Incumbent Board; or

(iii)  approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60%, respectively, of the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that for the purposes of this Section the votes of all Section 16 Persons shall be disregarded in determining whether stockholder approval has been obtained.

Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur.

(g)    “Change of Control Value” means the Fair Market Value of a share of Stock on the date of a Change of Control.

(h)   “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

(i)    “Committee” means a committee of the Board appointed pursuant to Section 4(a).

(j)     “Company” has the meaning set forth in the introductory paragraph.

(k)   “Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company or any Subsidiary whether compensated for such services or not.

(l)    “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship (including service as a Director) is not interrupted or terminated by the individual, the Company, or the Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock

Options, no such leave may exceed ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where re-employment is not guaranteed by contract or statute) the Grantee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option, or (ii) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(m)  “Director” means any person who is a member of the Board of Directors of the Company.

(n)   “Disability” means, for purposes of the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Administrator renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred. and which is expected to be permanent or for an indefinite duration exceeding one year.

(o)   “Effective Date” means the date of adoption of this Plan by the Board; provided, that if the stockholders of the Company do not approve the Plan within twelve (12) months of Board’s adoption of the Plan, then the Plan, and any Awards made pursuant to the Plan, shall be null and void, and there shall be no Effective Date;

(p)   “Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary.

(q)   “Fair Market Value” means, as of any applicable date:

           (i)  if the Stock is listed for trading on any stock exchange (including for this purpose the Nasdaq National Market), the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted for trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing sale price of the Stock on such date on the principal exchange shall be determinative of Fair Market Value; provided, however, that the Administrator may establish the Fair Market Value in such other manner as may be reasonably determined in good faith by the Administrator based on the reported sale prices of the Stock on such stock exchange.

          (ii)  if the Stock is not at the time listed or admitted to trading on a stock exchange (including the Nasdaq National Market), the Fair Market Value shall be the mean between the closing reported sale price of the Stock on the date in question in the over-the-counter market.

        (iii)  in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

         (iv)  in all events, Fair Market Value shall be determined without regard to any restrictions (other than restrictions which, by their terms, will never lapse).

(r)    “Grant Date” means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

(s)    “Grantee” means an individual who has been granted an Award.

(t)    “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u)   “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

(v)    “Measuring Period” has the meaning specified in Section 6(e)(i)(A).

(w)   “Minimum Consideration” means $.0002145 per share of Stock or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

(x)    “1934 Act” means the Securities Exchange Act of 1934. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

(y)    “Nonstatutory Stock Option” means an Option which does not or is not intended to qualify as an Incentive Stock Option.

(z)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. “Named Executive Officer” has the meaning specified in Section 4(b).

(aa)  “Option” means a stock option granted pursuant to the Plan.

(bb) “Option Price” means the per share purchase price of Stock subject to an Option.

(cc)  “Performance Goals” has the meaning specified in Section 6(e)(i)(B).

(dd) “Performance Percentage” has the meaning specified in Section 6(e)(i)(C).

(ee)  “Plan” has the meaning set forth in the introductory paragraph.

(ff)   “Retirement” means a termination of employment with the Company and its Subsidiaries other than for Cause at any time after attaining age 65.

(gg)  “Restricted Stock” means shares of Stock acquired pursuant to a grant of a Stock Purchase Right under Section 6(d) below.

(hh) “SAR” means Awards representing stock appreciation rights which constitute the conditional right of the holder to receive, in cash and/or shares of Stock, as determined by the Administrator in its sole discretion, an amount equal to the Fair Market Value of a share of Stock on the applicable exercise or designated settlement date minus a specified base price.

(ii)   “SEC” means the Securities and Exchange Commission.

(jj)    “Section 16 Person” means a person, whether or not a Grantee, who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

(kk) “Stand-Alone SAR” means an SAR that is not granted in conjunction with an Option.

(ll)   “Stock” means the common stock, $.0002145 par value, of the Company.

(mm)    “Stock Purchase Right” means the right to purchase Stock pursuant to Section 6(d) below.

(nn) “Subsidiary” means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation with respect to which the Company owns, directly or indirectly, 25% or more of the then-outstanding common shares.

(oo) “Tandem SAR” means a SAR that is awarded in conjunction with an Option.

(pp) “10% Owner” means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.     Scope of the Plan.

(a)    Subject to Section 24, an aggregate of 1,000,000 shares of Stock are hereby made available and are reserved for delivery on account of the grant and exercise of Awards (including Restricted Stock) and the payment of benefits in connection with Awards under the Plan. Such shares may be treasury shares or newly-issued shares, as may be determined from time to time by the Board or the Administrator.

(b)   Subject to Section 3(a) (as to the maximum number of shares of Stock available for delivery in connection with Awards), up to an aggregate of 500,000 shares of Restricted Stock and bonus shares of Stock may be granted under the Plan.

(c)    If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than dividends that are likewise forfeited or voting rights), the shares of Stock (including Restricted Stock) associated with such Award shall become available for other Awards. To the extent that the benefit in connection with an Award is paid in cash, there shall be deducted from the share limit provided in Section 3(a) a number of shares equal to the amount of the cash paid divided by the Fair Market Value of a share of Stock on the date of such payment.

4.     Administration.

(a)    The Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”), which shall appoint and remove members of the Committee in its discretion subject only to the requirements set forth herein or in the charter of the Committee. The Committee shall consist of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, if deemed appropriate by the Board, are “outside directors” within the meaning of Section 162(m) of the Code.

(b)   Except to the extent prohibited by applicable law or the applicable rules of a stock exchange (including for this purpose rules promulgated by Nasdaq), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked or modified by the Committee at any time, but such revocation or modification shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan. Notwithstanding any other provision of this Section 4(b), unless the Board determines otherwise, the Committee shall not allocate any portion of its responsibilities and powers to any other person or persons with respect to grants to (i) any Officer, Director or 10% Owner of any class of the Company’s equity securities that are registered pursuant to Section 12 of the Exchange Act, as more fully described under Section 16 of the Exchange Act or (ii) the Chief Executive Officer of the Company (or person acting in such capacity) or any of the four highest compensated officers of the Company other than the Chief Executive Officer or any person who is otherwise one of the group of “covered employees,” as defined in the Treasury Regulations promulgated under Code Section 162(m) (each person described in clause (ii) a “Named Executive Officer”).

(c)    Subject to the provisions of the Plan, including, but not limited to, Section 25 hereof, and the specific duties delegated by the Board to the Committee, and subject to the requirements of applicable law and the approval of any relevant authorities, including the approval, if required, of any stock exchange (including for this purpose the Nasdaq National Market) upon which the Stock is listed, the Administrator shall have full and final authority and sole discretion, as follows:

           (i)  to grant Awards and determine the Grant Date and term thereof;

          (ii)  to determine (A) when and to whom Awards may be granted, (B) the terms and conditions applicable to each Award, including the Option Price of an Option, whether an Option shall qualify as an Incentive Stock Option, the terms and conditions applicable to each SAR, including whether a SAR shall be a Stand-Alone SAR or a Tandem SAR, the terms and conditions applicable to Restricted Stock, and the benefit payable under any performance unit or performance share, and (C) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

        (iii)  to determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

         (iv)  to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

          (v)  to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment or consulting services (including service as a Director) of a Grantee;

         (vi)  to determine the terms and provisions and any restrictions or conditions (including, but not limited to, specifying such performance criteria, Measuring Period, and other terms and conditions consistent with the Plan as the Administrator deems appropriate) and imposing restrictions with respect to Stock acquired upon exercise of an Award, which restrictions may continue beyond the Grantee’s termination of employment) of the written agreements by which all Awards shall be evidenced (“Award Agreements”) which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time;

        (vii)  to cancel, with the consent of the Grantee, outstanding Awards under this or prior plans of the Company and to grant new Awards in substitution therefor, but subject, in any such case, to the limitation of Section 25;

      (viii)  to authorize foreign Subsidiaries to adopt plans as provided in Section 15;

         (ix)  to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment or service as a Consultant (including service as a Director) (other than for Cause);

          (x)  subject to Section 6(a)(ii) and 6(c)(ii), to extend the time during which any Award or group of Awards may be exercised;

         (xi)  to make such adjustments or modifications to Awards of Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan;

        (xii)  to amend Award Agreements with the consent of the Grantee; provided that the consent of the Grantee shall not be required for any amendment of the Plans or any Award Agreement which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Administrator) to carry out the purpose of the Award as a result of any new or change in existing applicable law, regulation, ruling or judicial decision (including, but not limited to, Code Section 409A); provided that any such change shall be applicable only to Awards which have not been exercised;

      (xiii)  to take any action at any time before the exercise of an Option (whether or not an Incentive Stock Option), without the consent of the Grantee, to prevent such Option from being treated as an Incentive Stock Option;

       (xiv)  to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Administrator may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise or related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee;

        (xv)  to certify in writing before the payment of any performance based Awards (except for a payment that is attributable solely to the increase in the price of the Stock of the Company) that the underlying performance goals and any other material terms have been satisfied;

       (xvi)  subject to Section 6(b) hereof, to permit an Employee, Director or Consultant to elect, prior to earning compensation, to acquire Options pursuant to Section 6(b) of the Plan in lieu of receiving such compensation, determine the terms and conditions of such Options and determine the value of such Options on the Grant Date in accordance with Section 6(b) of the Plan:

      (xvii)  to specify the manner of designating a beneficiary to exercise Awards after the Grantee’s death or transferring an Option (other than an Incentive Stock Option), SAR, performance unit or performance share to a revocable inter vivos trust;

    (xviii)  to approve the manner of payment and determine the terms related thereto by a Grantee in connection with an Award, including use of Restricted Stock to pay the Option Price, deferral of the payment or guarantee of the payment by the Company pursuant to Section 10 and elective share withholding pursuant to Section 13;

       (xix)  to prohibit a Grantee from making an election under Section 83(b) of the Code in accordance with Section 11;

        (xx)  to require a written investment representation by a Grantee as provided in Section 17;

       (xxi)  to make equitable adjustment of Awards as provided in Section 24;

      (xxii)  to take any other action with respect to any matters relating to the Plan  which the Administrator believes are necessary or advisable and, in any case, are not in violation of any applicable law or any provision of the Plan.

The determination of the Administrator on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5.     Eligibility.

Awards may be granted to Officers, Employees, Directors and Consultants with the restriction, however, that any Option which is to be an Incentive Stock Option, or any SAR which is granted in tandem with an Incentive Stock Option, may only be granted to an Employee. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Administrator shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

6.     Conditions to Grants.

(a)    General Conditions.

           (i)  The Grant Date of an Award shall be the date on which the Administrator grants the Award or such later date as specified in advance by the Administrator.

          (ii)  The term of each Award (subject to Section 6(c)(ii) with respect to Incentive Stock Options) shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

        (iii)  A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

         (iv)  The terms and conditions of each Award shall be governed by and in compliance with the provisions of this Plan. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

(b)   Grant of Options and Option Price.   No later than the Grant Date of any Option, the Administrator shall determine the Option Price of such Option; provided, however, that the Administrator may elect to determine the Option Price as of the date the Grantee is hired or promoted (or similar event), if the Grant Date occurs not more than 90 days after the date of hiring, promotion or other event. The Option Price of an Option (other than an Incentive Stock Option) shall not be less than 85% of the Fair Market Value of the Stock on the Grant Date. The Award Agreement may provide that the Option shall be exercisable for Restricted Stock or that it will be awarded in tandem with a SAR.

If and to the extent deemed necessary by the Administrator with respect to a Nonqualified Stock Option grant to a Named Executive Officer, the price to be paid for each share of Stock upon exercise of the Option shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted, unless the exercisability of the Option with respect to shares of Stock for which the Option price is less than such amount is subject to performance goals set forth in Section 6(e)(i)(B) that enable such Option to qualify as “performance-based compensation” under Treasury Regulations promulgated under Section 162(m) of the Code.

The Administrator may, in its discretion, permit an Employee, Director or Consultant eligible to receive Awards under Section 5 of the Plan to elect, prior to earning compensation, to be granted an Option or Options under the Plan in lieu of receiving such compensation. Subject to the express terms of the Plan, such Options shall have such terms and conditions as the Administrator in its discretion specifies; provided that, in the judgment of the Administrator, the value of such options on the Grant Date equals the amount of compensation foregone by such Employee, Director or Consultant; and provided, further, that except to the extent such condition may be waived by the securities law counsel to the Company, a Section 16 Person must irrevocably elect to forego such compensation and acquire such Option at least six months prior to the Grant Date of such Option.

(c)    Grant of Incentive Stock Options.   At the time of the grant of any Option, the Administrator may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an “Incentive Stock Option” under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option:

           (i)  shall have an Option Price of not less than 100% of the Fair Market Value of the Stock on the Grant Date except, however, that the Option Price shall not be less than 110% of the Fair Market Value of the Stock on the Grant Date if granted to a 10% Owner.

          (ii)  shall be for a period of not more than 10 years from the Grant Date, or, in the case of an Incentive Stock Option granted to a 10% Owner, 5 years from the Grant Date, and, in either case, shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

        (iii)  shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of Stock with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

         (iv)  shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(A)  the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(B)  if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(c)(iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a Nonstatutory Stock Option at such date or dates as are provided in the Current Grant;

          (v)  shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

         (vi)  shall require the Grantee to notify the Administrator of any disposition of any Stock issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition;

        (vii)  shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Administrator, designate in writing a beneficiary to exercise his Incentive Stock Option after the Grantee’s death; and

Notwithstanding the foregoing and Section 4(c)(vi), the Administrator may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option. Any Option not specifically identified as an Incentive Stock Option, or failing to qualify as an Incentive Stock Option, shall be a Nonstatutory Stock Option.

(d)   Grant of Restricted Stock.

           (i)  The Administrator may grant shares of Restricted Stock to any individual eligible under Section 5 to receive Awards.

          (ii)  The Administrator shall determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock, subject to the following sentence. Except with respect to shares of Restricted Stock that are treasury shares, for which no payment need be required, the Administrator shall require the Grantee to pay at least the Minimum Consideration for each share of Restricted Stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares of Restricted Stock. In the discretion of the Administrator, and to the extent permitted by law, payment may also be made in accordance with Section 10.

        (iii)  The Administrator may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock, or Restricted Stock acquired upon exercise of an Option, shall be forfeited:

(A)  except as otherwise specified in the Award Agreement, upon the Grantee’s termination of Continuous Status as an Employee or Consultant for reasons other than death, Disability or any other reason specified in the Award Agreement within a specified time period after the Grant Date, or

(B)  if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee’s termination of Continuous Status as an Employee or Consultant, or

(C)  upon failure to satisfy such other restrictions as the Administrator may specify in the Award Agreement; provided that, subject to Section 4(c)(ix), in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

         (iv)  If a share of Restricted Stock is forfeited, then if the Grantee was required to pay for such share or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at a price equal to the lesser of (A) the amount paid or, if the Restricted Stock was acquired on exercise of an Option, the Option Price paid by the Grantee for such share of Restricted Stock, or (B) the Fair Market Value of a share of Stock on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company’s tender of the payment specified above, whether or not such tender is accepted by the Grantee.

          (v)  The Administrator may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited. Any share of Restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Award Agreement. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

(e)    Grant of Performance Units, Performance Shares and other Performance Based Awards.

           (i)  Before the grant of any performance unit, performance share, or other performance based Award, the Administrator shall:

(A)  condition the grant, exercise, vesting or settlement of performance units, performance shares or other performance based Awards on the achievement of specified performance goals in accordance with this Section 6, with the performance period during which achievement of such performance goals may be measured (the “Measuring Period”) being any period specified by the Administrator;

(B)  take any necessary action to assure that where a performance goal is established in connection with an Award covered by this Section it must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Administrator before the beginning of the applicable Measuring Period or at such later date not later than 90 days after the commencement of the Measuring Period when fulfillment is substantially uncertain and in any event before completion of 25% of the Measuring Period, and (3) based on any one or more of the following performance goals (“Performance Goals”) (which may be applied to an individual, a Subsidiary, a business unit or division, or the Company and any one or more of its Subsidiaries, business units or divisions as a group, as determined by the Administrator):  (i) total stockholder return; (ii) the achievement of a specified closing or average closing price of the Stock; (iii) the price of a share of Common Stock or the absolute or percentage increase in the closing or average closing price of the Stock; (iv) Fair Market Value of the Company or any Subsidiary or shares of Common Stock or stock of any Subsidiary, (v) the absolute or percentage increase in market share; (vi) one or more of the following measures of the Company’s net income for the specified Measuring Period determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income (before or after taxes) or operating income or a percentage or absolute dollar increase in net income (before of after taxes) or operating income; earnings per share or a percentage or absolute dollar increase in earnings per share; return on assets employed, equity, capital or investment or a percentage or absolute dollar increase in return on assets employed, equity, capital or investment; absolute gross (or net or operating) margins or percentage increase in gross (or net or operating) margins; absolute cash flow from operations or a percentage on absolute dollar increase in cash flow; or the Company’s absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified Measuring Period determined in accordance with generally accepted accounting principles as consistently applied by the Company; and/or (vii) achievement of advances in research; implementation or completion of projects or processes; new product development; development of products to pre-clinical phase; commencement, advancement or completion of clinical trials for a product; FDA or other regulatory body approval for commercialization of products; commercial launch of new products; the formation of joint ventures or collaborations; increase in customer base; measures of customer satisfaction or economic value added. The awards may be based on the Company’s performance alone, or the Company’s performance may be measured against variously weighted published benchmark indices, including, but not limited to, various stock market indices with respect to the price of a share of Common Stock, that the Administrator determines are representative of the Company’s peer group. If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Administrator may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable Measuring Period.

Each performance unit will have an initial value that is established by the Administrator at the Grant Date. Each performance share shall have an initial value equal to not less than Fair Market Value of a share of Stock on the Grant Date.

(C)  at the expiration of the applicable Measuring Period, determine the extent to which the performance goals established pursuant to this Section are achieved  and the extent to which each performance-based Award has been earned (the “Performance Percentage”). The Administrator may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

          (ii)  When granted, performance units or performance shares may, but need not, be identified with shares of Stock subject to a specific Option or specific shares of Restricted Stock of the Grantee granted under the Plan in a number equal to or different from the number of the performance units or performance shares so granted. If performance units or performance shares are identified with shares of Stock subject to an Option or shares of Restricted Stock, then unless otherwise provided in the applicable Award Agreement, the Grantee’s associated performance units shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such Option or shares of Restricted Stock, (B) the exercise of such Option or (C) the date such shares of Restricted Stock become nonforfeitable.

(f)    Grant of Stock Appreciation Rights.

           (i)  SARS granted under the Plan will have such vesting and other terms and conditions as the Administrator, acting in its discretion in accordance with the Plan, may determine, either at the time the SAR is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Administrator may impose restrictions on the settlement of SARs, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of SARs granted under the Plan.

          (ii)  SARs may be awarded in conjunction with an Option award (“Tandem SARs”) or independent of any Option Award (“Stand-Alone SARs”). A Tandem SAR may be awarded either at or after the time the related Option award is granted, provided that a Tandem SAR awarded in conjunction with an ISO may only be awarded at the time the ISO is granted.

        (iii)  The base price per share of Stock covered by a SAR granted under the Plan may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR, provided that, in the case of a Tandem SAR awarded in conjunction with an Incentive Stock Option granted to a “10% Owner,” the base price may not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date of the SAR.

         (iv)  Unless sooner terminated in accordance with its terms, a Stand-Alone SAR will automatically expire on the tenth anniversary of the Grant Date and a Tandem SAR will expire upon the expiration of the related Option.

          (v)  The Administrator may establish such exercisability and other conditions applicable to a SAR following the Grantee’s termination of Continuous Status as an Employee or Consultant as it deems appropriate on a grant-by-grant basis.

(g)    Grant of Stock Bonuses.   The Administrator may grant shares of Stock as a bonus to any individual eligible under Section 5 to receive Awards in such amount and subject to such terms and conditions as the Administrator, in its sole discretion, shall determine.

(h)   Reduction of Available Shares.   Upon the granting of an Award, but subject to Section 3(c), the number of shares of Stock reserved for issuance under the Plan shall be reduced by the number of shares of Stock subject to such Award.

7.     Grantee’s Agreement to Serve.   Each Grantee who is granted an Award shall, by executing such Grantee’s Award Agreement, agree that such Grantee will remain in the employ of, or available as a consultant to, the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment or consulting relationship shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment or service of any Grantee as existed before the Effective Date.

8.     Limited Transferability.   Subject to the terms of this Plan, the terms of any applicable Award Agreement or the requirements of any applicable law, each Award (other than Restricted Stock and stock bonuses) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Administrator may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Grantee to be on terms which permit, once such Options have vested, transfer by such Grantee to:

(a)    the spouse, children or grandchildren of the Grantee (“Immediate Family Members”);

(b)   a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

(c)    a partnership in which such Immediate Family Members are the only partners, provided that:

           (i)  there may be no consideration for any such transfer;

          (ii)  the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 8; and

        (iii)  subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 14(b). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 14(b) hereof the term “Grantee” shall be deemed to refer to the transferee. The provisions of this Plan relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Optionee, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in this Plan as to the original Grantee.

9.     Exercise.

(a)    Exercise of Options. Subject to Section 4(c)(ix) and such terms and conditions as the Administrator may impose in the Award Agreement, each Option shall become exercisable with respect to 25% of the shares subject thereto on each of the first four annual anniversaries of the Grant Date of such Option unless the Administrator provides otherwise in the Award Agreement.

Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option, which notice may be delivered electronically in accordance with procedures established by the Administrator. The Option Price of any shares of Stock or shares of Restricted Stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

           (i)  cash;

          (ii)  check;

        (iii)  surrender of other shares of Stock which (i) in the case of shares of Stock acquired upon exercise of an option under any compensation plan maintained by the Company, have been owned by the Grantee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the Option Price of the exercised Option shares;

         (iv)  with the approval of the Administrator, shares of Restricted Stock (issued under the Plan or any other compensation plan maintained by the Company) held by the Grantee for at least 6 months prior to exercise of the Option, each valued at the Fair Market Value of a share of Stock on the date of exercise;

          (v)  delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price (a “Cashless Exercise”); or

         (vi)  any combination of the foregoing methods of payment

In the discretion of the Administrator and to the extent permitted by law, payment may also be made in accordance with Section 10.

Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. The Company reserves, at any and all times, the right, in the Company’ sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

If Restricted Stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then the Administrator may, but need not, specify that (i) all the shares of Stock acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option, or (ii) a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Administrator provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option.

(b)   Exercise of Performance Units.

           (i)  Subject to Section 4(c)(ix) and such terms and conditions as the Administrator may impose or as otherwise provided in any Award Agreement, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall be exercisable commencing on the later of (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with shares of Stock subject to an Option or shares of Restricted Stock shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of performance units which are identified with shares of Stock subject to an Option or shares of Restricted Stock shall result in the cancellation or forfeiture of such shares of Stock subject to Option or shares of Restricted Stock, as the case may be, to the extent of such exercise.

          (ii)  The benefit for each performance unit exercised shall be an amount equal to the product of:

(A)  the Unit Value (as defined below) multiplied by

(B)  the Performance Percentage attained during the Measuring Period for such performance unit.

        (iii)  The Unit Value shall be, as specified by the Administrator:

(A)  a dollar amount, or

(B)  an amount equal to the Fair Market Value of a share of Stock on the Grant Date.

         (iv)  The benefit upon the exercise of a performance unit shall be payable as soon as is administratively practicable after the later of (A) the date the Grantee exercises or is deemed to exercise such performance unit, or (B) the date (or dates in the event to installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Administrator may provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock. Notwithstanding the foregoing, if the Administrator in its discretion determines that the exercise of performance units would preclude the use of pooling of interests accounting following a sale of the Company which is reasonably likely to occur and that such preclusion of pooling would have a material adverse effect on the sale of the Company, the Administrator, in its discretion, may either unilaterally bar the exercise of performance units by canceling the performance units prior to the Change of Control or cause the Company to pay the performance units rights benefit in Stock if it determines that such payment would not cause the transaction to be ineligible for pooling. If the Award Agreement provides that the benefit may be paid wholly in Stock unless the Administrator specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

(c)    Payment of Performance Shares.   Subject to Section 4(c)(ix), and such terms and conditions as the Administrator may impose or as otherwise provided in the Award Agreement, if, with respect to any performance share, the minimum performance goals have been achieved during the applicable Measuring Period, then the Company shall pay to the Grantee of such Award shares of Stock equal in number to the product of the number of performance shares specified in the applicable Award Agreement multiplied by the Performance Percentage achieved during such Measuring Period, except to the extent that the Administrator in its discretion determines that cash be paid in lieu of some or all of such shares of Stock. The amount of cash payable in lieu of a share of Stock shall be determined by valuing such share at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Section 9(c) shall be made as soon as administratively practical after the end of the applicable Measuring Period. Any performance shares with respect to which the performance goals have not been achieved by the end of the applicable Measuring Period shall expire.

(d)   Exercise of SARs.   Subject to Section 4(c)(ix), and such terms and conditions as the Administrator may impose in the Award Agreement, each SAR shall become exercisable as provided in the Award Agreement. Except as otherwise specifically provided herein, a Tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a Tandem SAR will terminate the related Option to the extent of the shares of Stock with respect to which the SAR is exercised, and vice versa. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Administrator) a written notice, which may be delivered electronically in accordance with procedures established by the Administrator, identifying the SAR that is being exercised, specifying the number of shares of Stock covered by the exercise and containing such other information or statements as the Administrator may require, and by satisfying any applicable tax withholding obligations pursuant to Section 12. The Administrator may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan. Upon the exercise of a SAR (or designated settlement date, if applicable), the holder will be entitled to receive an amount, in cash and/or shares of Stock as determined by the Administrator, equal to the product of (i) the number of shares of Stock with respect to which the SAR is being exercised (or settled) and (ii) the difference between the Fair Market Value of a share of Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

(e)    Special Rules for Section 16 Persons.   No Option, SAR, performance unit, or performance share (if the benefit payable with respect to such performance unit or performance share is to be determined by reference to the Fair Market Value of the Stock on the date the performance unit or performance share is exercised) shall be exercisable by a Section 16 Person during the first six months after its Grant Date, except as exempted from Section 16 of the 1934 Act under Rule 16a-2(d) under the 1934 Act or as may from time to time be permitted by the Administrator.

(f)    Full Vesting upon Change of Control.   Except as otherwise provided in this Plan or in the applicable Award Agreement, in the event of a Change of Control, all unvested Awards shall become immediately vested and exercisable; provided that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date or such Change of Control shall be equal to the product of the Unit Value multiplied successively by each of the following:

(1)   a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change of Control and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

(2)   a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Measuring Period.

10.   Loans and Guarantees.   The Administrator may:

(a)    allow a Grantee, other than a Section 16 Person, to defer payment to the Company of all or any portion of (i) the Option Price of an Option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

(b)   cause the Company to guarantee a loan from a third party to the Grantee, other than a Section 16 Person, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this Section 10 shall be on such terms and conditions as the Administrator may determine, provided, that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company from time to time. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an Option or grant of shares of Restricted Stock, as the case may be, an amount equal to or greater than the Minimum Consideration therefor. If the Administrator has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Administrator may require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee’s termination of employment or if the Grantee sells or otherwise transfers the Grantee’s shares of Stock purchased pursuant to such deferral or guarantee. The

Administrator may at any time in its discretion forgive the repayment of any or all of the principal of or interest on any such deferred payment obligation.

11.   Notification under Section 83(b).   The Administrator may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Administrator has not prohibited such Grantee from making such election, and the Grantee, in connection with the grant or exercise of any Option, the grant of any share of Restricted Stock, grant or vesting of any Stock bonus, the vesting or sale of shares of Stock or at any other time as a result of participation in the Plan, makes the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.   Mandatory Tax Withholding.

(a)    Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of payment or delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local tax withholding requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

(b)   If any disqualifying disposition described in Section 6(c)(vi) is made with respect to shares of Stock acquired under an Incentive Stock Option granted pursuant to the Plan or any election described in Section 11 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local tax withholding requirements thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

(c)    In making any Award the Administrator may elect to pay, as a cash bonus, the amount of the tax owed by the Grantee up to a maximum of thirty (30%) percent of the Fair Market Value of the Award.

13.   Elective Share Withholding.

(a)    Subject to Section 13(b), and with the consent of Administrator, the giving of which shall be within the Administrator’s sole discretion, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to:

           (i)  the minimum amount necessary to satisfy required federal, state, or local tax withholding liability attributable to the Taxable Event; or

          (ii)  with the Administrator’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b)   Each Share Withholding election by a Grantee shall be subject to the following restrictions:

           (i)  any Grantee’s election shall be subject to the Administrator’s right to revoke such election of Share Withholding by such Grantee at any time before the Grantee’s election if the Administrator has reserved the right to do so in the Award Agreement:

          (ii)  if the Grantee is a Section 16 Person, such Grantee’s election shall be subject to the disapproval of the Administrator at any time, whether or not the Administrator has reserved the right to do so;

        (iii)  the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined;

         (iv)  the Grantee’s election shall be irrevocable;

          (v)  a Section 16 Person may not elect Share Withholding within six months after the grant of the related Option (except if the Grantee dies or incurs a Disability before the end of the six-month period); and

         (vi)  except to the extent such condition may be waived by the securities law counsel to the Company, a Section 16 Person must elect Share Withholding either six months before the Tax Date or during the 10-business day period beginning on the third business day after the release of the Company’s quarterly or annual statement of financial results.

14.   Termination of Continuous Status as an Employee or Consultant.   Except as otherwise provided in this Plan or by the Administrator in the Award Agreement or otherwise:

(a)    For Cause.   If a Grantee has a termination of Continuous Status as an Employee or Consultant for Cause,

           (i)  the Grantee’s shares of Restricted Stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(d)(iv) regarding repayment of certain amounts to the Grantee; and

          (ii)  any unexercised Option, SAR, performance unit or performance share shall thereupon terminate.

(b)   On Account of Death or Disability.   If a Grantee has a termination of Continuous Status as an Employee or Consultant on account of the Grantee’s death or Disability, then, except as otherwise provided in the Award Agreement,

           (i)  the Grantee’s shares of Restricted Stock that were forfeitable shall thereupon become nonforfeitable;

          (ii)  any unexercised Option, or SAR, whether or not exercisable on the date of such termination of Continuous Status as an Employee or Consultant on account of death or Disability may be exercised, in whole or in part, at any time within twelve (12) months after such termination of Continuous Status as an Employee or Consultant by the Grantee, or after the Grantee’s death, by (A) his personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s beneficiary designated in accordance with Sections 6(c)(vii) or 8, or (C) the then-acting trustee of the trust described in Section 8; and

        (iii)  any unexercised performance unit or performance share may be exercised in whole or in part, at any time within 180 days after such termination of Continuous Status as an Employee or Consultant on account of death or Disability by the Grantee or, after the Grantee’s death, by (A) his personal representative or by the person to whom the performance unit or performance share is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s beneficiary designated in accordance with Section 8, or (C) the then-serving trustee or the trust described in Section 8; provided that the benefit payable with respect to any performance unit or performance share with respect to which the Measuring Period has not ended as of the date of such termination of Continuous Status as an Employee or Consultant on account of death or Disability shall be equal to the product of the Unit Value multiplied successively by each or the following:

(1)   a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such termination of Continuous Status as an Employee or Consultant and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

(2)   a percentage determined in the discretion of the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination  of Continuous Status as an Employee or Consultant would continue until the end of the Measuring Period, or, if the Administrator elects to compute the benefit after the end of the Measuring Period, the Performance Percentage, as determined by the Administrator, attained during the Measuring Period for the performance unit or performance share.

(c)    Any Other Reason.   If a Grantee has a termination of Continuous Status as an Employee or Consultant for a reason other than for Cause, death, or Disability,

           (i)  the Grantee’s shares of Restricted Stock, to the extent forfeitable on the date of the Grantee’s termination of Continuous Status as an Employee or Consultant shall be forfeited on such date;

          (ii)  any unexercised Option or SAR, in either case to the extent exercisable on the date of the Grantee’s termination of Continuous Status as an Employee or Consultant, may be exercised in whole or in part, not later than the 90th day following the Grantee’s termination of Continuous Status as an Employee or Consultant; provided, however, that (A) if such 90th day is not a business day, such Option or SAR may be exercised not later than the first business day following such 90th day and (B) if the Grantee has entered into an agreement with the Company not to sell any shares of Stock (or the capital stock of a successor to the Company) for a specified period following the consummation of a business combination between the Company and another corporation or entity (the “Specified Period”), such Option may be exercised in whole or in part until the later of such 90th day following the termination of the Grantee’s Continuous Status as an Employee or Consultant or 10 business days following the expiration of the Specified Period; and

        (iii)  the Grantee’s performance units and performance shares shall become non- forfeitable and may be exercised in whole or in part within 90 days after termination of Continuous Status as an Employee or Consultant, but only if and to the extent determined by the Administrator or as set forth in the Award Agreement.

(d)   Change of Status.   Notwithstanding the foregoing, in the event of a Grantee’s change of status from Employee to Consultant (or from Consultant to Employee), there shall not be a termination of the individual’s Awards provided, however, any Incentive Stock Option granted to an Employee shall automatically convert to a Nonstatutory Stock Option on the 91st day following such change of status.

(e)    Extension of Term.   In the event of termination of the Grantee’s Continuous Status as an Employee or Consultant other than for Cause, the term of any Award (whether or not exercisable on the date of the Grantee’s termination of Continuous Status as an Employee or Consultant) which by its terms would otherwise expire after the Grantee’s termination of Continuous Status as an Employee or Consultant but prior to the end of the period following the Grantee’s termination of Continuous Status as an Employee or Consultant described in Sections 14(b), (c) and (d) above for exercise of Awards may, in the discretion of the Administrator, be extended so as to permit any unexercised portion thereof to be exercised at any time within such period. The Administrator may further extend the period of exercisability to permit any unexercised portion thereof to be exercised with a specified period provided by the Administrator. However, in no event may the term of any Award expire more than 10 years after the Grant Date of such Award.

15.   Equity Incentive Plans of Foreign Subsidiaries.   The Administrator may authorize any foreign Subsidiary, if any, to adopt a plan for granting Awards (“Foreign Equity Incentive Plan’’). All Awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Administrator permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

16.   Substituted Awards.   Subject to Section 18 and Section 25, if the Administrator cancels any Award (granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Administrator may determine the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; (b) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be cancelled (and the Grant Date of the new Award shall be the date on which such new Award is granted); and (c) no new Award may be granted if the grant of such new Award would constitute a “repricing,” under Section 25(g), unless approved by the stockholders.

17.   Securities Law Matters; Postponement of Exercise or Payout.

(a)    If the Administrator deems it necessary to comply with the Securities Act of 1933, the Administrator may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b)   The Administrator may postpone any grant, exercise or vesting of an Award hereunder for such time as the Administrator in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Stock issuable upon the grant or exercise of any Award under the securities laws, (ii) to permit any action to be taken in order to (A) list such shares of Stock or other shares of stock of the Company on a stock exchange if such shares of Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for such shares of Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Stock or other shares of stock of the  Company are listed, (iii) to determine that such shares of Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken, (iv) to comply with any other applicable law, including without limitation, securities laws, (v) during any such time the Company or any Subsidiary is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Subsidiary, or under any contract, loan agreement or covenant or other agreement to which the Company or any Subsidiary is a party, or (vi) to otherwise comply with any prohibition on such acts or payments during  any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any applicable Award Agreement or any provision of the Plan to recognize the grant, exercise or vesting of any Award or to grant, sell or issue shares of Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors and officers nor the Administrator shall have any obligation or liability to any Participant or to any other person with respect to shares of Stock or payments as to which the Award shall lapse because of such postponement.

18.   Code Section 162(m).

(a)    To comply with Section 162(m) of the Code, the number of shares for which Awards may be granted to any Grantee in any calendar year, or “earned” by any Grantee under any performance-based award during any calendar year, shall not exceed 500,000 as such number may be adjusted in accordance with Section 24 of this Plan. If an equity Award under the Plan is canceled, the Stock otherwise issuable pursuant thereto shall continue to be counted against the maximum number of shares of Stock which may be covered by grants or sales under this Plan to any one individual in any calendar year and any Stock issuable pursuant to any replacement Option, SAR, Stock sale or other equity Award also shall count against such maximum limit.

(b)   If the Company determines that compensation payable under the Plan is subject to the Code Section 162(m) limitation on deduction and if the Company determines that a particular Award should qualify as performance based compensation so as to be exempt from the deduction limitation, the following provisions to the extent applicable shall apply with respect to such grant:

           (i)  The Option Price for any Option and the exercise price for any SAR shall equal 100% of the Fair Market Value of the Stock on the Grant Date.

          (ii)  The performance units or performance shares awarded under the Plan to any Grantee for any Measuring Period shall not have a value in excess of the Grantee’s base annual salary in effect at the time of the grant of the Award multiplied by the number of years in the Measuring Period. The Performance Percentage with respect to performance units and performance shares attained during the Measuring Period for such performance units or performance shares shall not exceed 150%.  The value of any stock bonuses awarded to a Grantee for each calendar year shall not exceed the Grantee’s base annual salary in effect for such year. The value of performance shares and stock bonuses awarded under the Plan to any Grantee for purposes of the limitations contained in this subparagraph shall be determined by valuing the Stock at its Fair Market Value on the date the performance shares or stock bonuses are granted.

        (iii)  The performance goals and the amount of compensation under the goals applicable to the grant of any performance unit, performance share, stock bonus or other performance-based Award shall be determined as provided in Section 6(e) hereof.

         (iv)  The Administrator with respect to any person covered by Section 162(m) shall be comprised solely of two or more outside directors as defined for purposes of the regulations under Code Section 162(m).

19.   Funding.   Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan.

20.   No Employment Rights.   Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

21.   Rights as a Stockholder.   A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of Restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or in any Award Agreement. The Administrator at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Administrator so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Administrator may provide for crediting to and payment of interest on deferred cash dividends.

22.   Nature of Payments.   Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of defining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

23.   Non-uniform Determinations.   The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of Continuous Status as an Employee or Consultant. Notwithstanding the foregoing, the Administrator’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

24.   Adjustments.

(a)    the aggregate number of shares of Stock issuable pursuant to the Plan and the exercise of Incentive Stock Options, the maximum number of shares with respect to which Options, SARs or other equity Awards may be granted to or earned by any Grantee in any calendar year, the number of shares of Stock and the exercise price per share covered by each outstanding Option, the number of shares of Stock and the base price per share covered by each outstanding SAR, the number of shares of Stock covered by each outstanding performance unit or performance share or other-equity-based Award, and any per-share base or purchase price or target market price included in the terms of any such Award and related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b)   if the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company) (an “Exchange Transaction”), all outstanding Options shall be converted into Options to purchase shares of Exchange Stock and all outstanding SARs shall be converted into SARs relating to shares of Exchange Stock unless the Board, in its sole discretion, determines that all such Options and/or SARs shall instead terminate, in which case the Company shall notify the Option holders and SAR holders in writing or electronically, at least fifteen (15) days prior to the consummation of the Exchange Transaction, that the Option and SAR holders shall have the right, contingent upon the occurrence of the Exchange Transaction, to exercise all of his or her outstanding Options and SARs in full (whether or not the vesting conditions, if any, set forth in the related Option and SAR Award Agreements have been satisfied) for the period specified in the notice (but in any case not less than fifteen days from the date of such notice); provided that, if the Exchange Transaction does not take place within the specified period in the notice for any reason whatsoever, the notice and any exercise pursuant thereto shall be null and void. The amount and exercise or base price of converted Options and SARs shall be determined by adjusting the amount and price of the Options and SARs granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Stock receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. To the extent provided in Section 9(f), the converted Options and SARs shall be fully vested whether or not the vesting requirements set forth in the Option or SAR Agreement have been satisfied. The Board, acting in its discretion, but subject to Section 9(f), may provide for cash settlement and/or make such other adjustments to the terms of any other outstanding Award as it deems appropriate in the context of an Exchange Transaction, taking into account the manner in which outstanding Options and SARs are being treated.

(c)    in the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Award will cover only the number of full shares resulting from the adjustment.

(d)   All adjustments under this Section 24 shall be made by the Administrator or the Board as applicable, and such determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless the Grantee of an Option agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a “modification” as defined in Section 424(h) of the Code and so as not to cause the Option holder’s Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option.

25.   Amendment of the Plan.   The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except that:

(a)    The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 24 above without stockholder approval;

(b)   The types of grants and sales that may be made under the Plan may not be expanded without stockholder approval;

(c)    The Option price per share of Stock subject to Incentive Stock Options may not be fixed at less than 100% of the Fair market Value of a share of Stock on the date the Option is granted and the other provisions of Section 6(c) may not be changed;

(d)   The expiration date of this Plan may not be extended;

(e)    The maximum period of ten (10) years during which the Awards may be exercised may not be extended;

(f)    The class of persons eligible to receive grants under the Plan as set forth in Section 5 shall not be changed without stockholder approval; and

(g)    The benefits to eligible participants may not be materially increased, including any change in the Plan or any Award Agreement to permit a repricing under generally accepted accounting principles, or decrease in the exercise price of outstanding equity-based Awards or to reduce the price at which Stock may be purchased (pursuant to any Option or other equity-based Award) without stockholder approval.

Except as otherwise provided in this Plan, in no event may action by the Board or stockholders to amend this Plan alter or impair the rights of a then existing Grantee, without the Grantee’s consent, under any Award previously granted to such Grantee hereunder.

26.   Deferred Compensation.   No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. If any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then notwithstanding any provision in the Plan to the contrary, such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision in the Plan to the contrary, the Plan does not permit any distribution pursuant to such Award, or any acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by and in compliance with Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

27.   Termination of the Plan.   The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination. whether in whole or in part, shall not affect any Award then outstanding under the Plan.

28.   No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment would constitute a violation by the Grantee or the Company of any such law or regulation.

29.   Controlling Law.   The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

30.   Severability.   If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A			Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold				For	Withhold

01 - Frank C. Becker	☐	☐	05 - Erick E. Hanson			☐	☐

02 - Ronald G. Eidell	☐	☐	06 - Guillermo A. Herrera			☐	☐

03 - Bernard A. Fox	☐	☐	07 - John N. Kapoor			☐	☐

04 - Paul E. Freiman	☐	☐	08 - Kaveh T. Safavi			☐	☐

B	Proposal to Approve the Adoption of the NeoPharm, Inc.					C			Proposal to Approve the Adoption of the NeoPharm, Inc.
	2006 Employee Stock Purchase Plan					2006 Equity Incentive Plan

			For	Against	Abstain			For	Against	Abstain
2. The Board of Directors recommends a vote			☐	☐	☐	3. The Board of Directors recommends a vote		☐	☐	☐
FOR approval.						FOR approval.

D			Proposal to Ratify the Appointment of KPMG LLP as the
Company’s Independent Registered Public Accounting Firm

			For	Against	Abstain
4. The Board of Directors recommends a vote			☐	☐	☐
FOR Ratification.

E			Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.  Please sign exactly as your name appears. Joint owners should each sign personally. When signing as attorney, executor, officer, administrator, trustee or guardian, give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box				Signature 2 - Please keep signature within the box				Date (mm/dd/yyyy)

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Proxy - NeoPharm, Inc.

Proxy Solicited on Behalf of The Board of Directors For The Annual Meeting of Stockholders – June 19, 2006

The undersigned appoints Guillermo A. Herrera, Lawrence A. Kenyon and Christopher R. Manning, and each of them, as proxies, with full power of substitution and revocation to vote, as designated on the reverse side hereof, all the Common Stock of NeoPharm, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held on June 19 2006, or at any adjournment thereof, and, in their or his discretion, on any other business that may properly come before such meeting.

If this Proxy is signed and returned, but no direction is indicated, this Proxy will be voted FOR proposals 1, 2, 3 and 4.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
YOUR VOTE IS IMPORTANT!

(Continued and to be signed on reverse side.)